Exhibit 10.18
EXECUTION
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.
OFFICE LEASE AGREEMENT
BY AND BETWEEN
SCD 2U LLC
(as Landlord)
AND
QUALTRICS, LLC
(as Tenant)
2+U
Seattle, WA

LEASE SUMMARY

The Building

(a)	Building Name:	2+U

(b)	Building Address:	1201 2nd Avenue, Seattle, Washington 98101

(c)	Building Rentable Area:	701,768 (estimated)

(d)	Office Rentable Area:	686,176 (estimated)

(e)	Retail Rentable Area:	15,592 (estimated)

The Premises

(a)	Floor Locations:	Floors 15 through 27

(b)	Premises Rentable Area:	275,223 (estimated)

(c)	Suite Number:	2700

Term

(a)	Initial Term:	Commencing on the Rent Commencement Date and expiring at 11:59 p.m. on the last day of the One Hundred Sixty-Third (163rd) full calendar month from and after the Rent Commencement Date

(b)	Lease Commencement Date:	Within five (5) business days after full execution and delivery of this Lease and Landlord’s receipt of the Lease Guaranty

(c)	Extension Options:	Two (2) options for five (5) years each

(d)	Rent Commencement Date:	The earlier of Substantial Completion of the Tenant Improvements pursuant to Exhibit B or July 1, 2020

(e)	Abatement Period:	[***] of the first Lease Year starting on the Rent Commencement Date

Base Rent

Time Period	Annual Rate per Square Foot of Premises Rentable Area	Monthly Base Rent**
Months 1 - 12	[***]	[***]
Months 13 - 24	[***]	[***]
Months 25 - 36	[***]	[***]
Months 37 - 48	[***]	[***]
Months 49 - 60	[***]	[***]
Months 61 - 72	[***]	[***]
Months 73 - 84	[***]	[***]
Months 85 - 96	[***]	[***]
Months 97 - 108	[***]	[***]
Months 109 - 120	[***]	[***]
Months 121 - 132	[***]	[***]

Lease Summary Page 1

Months 133 - 144	[***]	[***]
Months 145 - 156	[***]	[***]
Months 157 - 163	[***]	[***]
* Subject to abatement during Abatement Period, as described in Section 4.4 of the Lease.
** Subject to recalculation upon confirmation of the Premises rentable area pursuant to Rider 2, Paragraph 1.
Parking Allotment
One (1) parking permit for every 1,500 square feet of Premises rentable area (approximately 183 parking permits) subject to adjustment pursuant to Article XXIV below.
Security
Tenant shall provide a lease guaranty from SAP SE, a European Company (Societas Europaea, SE) established under the laws of Germany and the European Union, registered with the commercial register of the local court of Mannheim, Germany, under HRB 719915, in the form attached hereto as Exhibit I.

Brokers

(a) Tenant's Broker:	Colliers International (Tony Ford and Joe Riley)

(b) Landlord's Broker	CBRE, Inc. (John Hansen) and Newmark Grubb Knight Frank (Jesse Ottele)

Initial Addresses for Notices

Landlord:	Tenant:

SCD 2U LLC 221 Yale Avenue N, Suite 400 Seattle, WA 98109 Attn: EVP – Commercial Development	Qualtrics, LLC c/o SAP America, Inc. 3999 West Chester Pike Newtown Square, PA 19073 Attn: Director of Real Estate
With a copy to: Skanska USA Commercial Development 1776 Wilson Blvd., Suite 250 Arlington, VA 22209 Attn: General Counsel – Commercial Development
With a copy to:
Qualtrics, LLC 333 W. River Park Drive Provo, UT 84604 Attn: Michael Shields

With a copy to: Davis Wright Tremaine LLP 920 Fifth Avenue, Suite 3300 Seattle, WA 98104 Attn: Lisa Peterson
Initial Address for Payments of Rent Landlord will provide prior to the Rent Commencement Date
Lease Summary Page 2

Table of Contents

LIST OF EXHIBITS

RIDER 1	–	Additional Definitions
RIDER 2	–	Additional Provisions
RIDER 3	–	State and Local Specific Provisions
EXHIBIT A-1	–	Legal Description
EXHIBIT A-2	–	Plan Showing Premises
EXHIBIT B	–	Work Agreement
EXHIBIT C	–	[Reserved]
EXHIBIT D-1	–	Certificate Affirming the Lease Commencement Date
EXHIBIT D-2	–	Certificate Affirming the Rent Commencement Date
EXHIBIT E	–	Operating Charges and Real Estate Taxes
EXHIBIT F	–	[Reserved]
EXHIBIT G	–	Tenant Insurance Requirements
EXHIBIT H	–	Insurance Requirements for Contractors
EXHIBIT I	–	Guaranty of Lease

TABLE OF DEFINED TERMS
Definitions of the following terms can be found at the following locations in this Lease:
Defined Term                        Section Reference
Abatement Period............................................4.4
Acceptance Notice....................................Rider 2
ADA..........................................................Rider 1
Affiliate.......................................................7.1(c)
Amenities.......................................................14.4
Antenna.....................................................Rider 2
Anticipated Possession Date............................1.7
Arbiter.......................................................Rider 2
Availability Notice...................................Rider 2
Bankruptcy...........................Exhibit I, Article 20
Bankruptcy Code......................................Rider 1
Base Rent.........................................................1.9
Bike Room................................................14.4(d)
Broker(s)........................................................1.11
Building .................................. Rider 1, 15.1, 1.1
Building Hours..............................................1.15
Building Structure and Systems...............Rider 1
Case...............................................................20.1
Claims..............................................Rider 1, 15.1
Code.............................................................25.32
Conference Facilities................................14.4(b)
Construction Allowance................................1.21
Controllable Operating Charges...............Rider 2
Cosmetic Changes....................................Rider 1
Day............................................................Rider 1
Default Rate...................................................19.5
Determination Period................................Rider 2
Early Termination Date............................Rider 2
Early Termination Right...........................Rider 2
Election Notice...........................Rider 2, Rider 2
Environmental Default.............................Rider 1
Environmental Law..................................Rider 1
Event of Bankruptcy.................................Rider 1
Event of Default..........................Rider 2, Rider 1
Executive Order...........................................25.25
Expansion Date.........................................Rider 2
Expansion Space.......................................Rider 2
Expiration Date................................................1.6
Extension Option........................Rider 2, Rider 2
Extension Period.........................Rider 2, Rider 2
Fitness Facility..........................................14.4(a)
General Partner.........................................Rider 1
Green Standards.............................................26.1
Ground Lease............................................Rider 1
Guarantor(s)...................................................1.16

Defined Term                        Section Reference
Guaranty.................................................Exhibit I
Hazardous Materials..........................Rider 1, 6.4
Holidays.........................................................1.20
Including or include..................................Rider 1
Initial Tenant.............................................Rider 2
Insolvency Laws.......................................Rider 1
Interim Tenant..........................................Rider 2
Land.................................................................1.1
Landlord Insured Parties.......................Exhibit G
Landlord Notice Address...............................1.13
Landlord Payment Address...........................1.14
Landlord’s Calculation.............................Rider 2
Landlord’s Representative........................Rider 1
Landlord’s Work.......................................Rider 1
Laws..........................................................Rider 1
Lease Commencement Date.....................3.1, 1.4
Lease Term......................................................1.3
Lease Year................................................Rider 1
Market Rent..............................................Rider 2
Mortgages.................................................Rider 1
New Premises..............................................25.31
Offer Space...............................................Rider 2
Office Area......................................................1.1
Open Space...............................................14.4(e)
Operating Charges.................................Exhibit E
Operator.........................................................24.1
Parking Allotment.........................................1.19
Parking Facility.............................................24.1
Pass-Through Expenses............................Rider 1
Permitted Person.......................................Rider 1
Permitted Recipient...............................Exhibit E
Permitted Transferee.................................Rider 1
Premises...........................................................1.2
Prime Rate................................................Rider 1
Proposed Sublease Commencement Date....Rider 1
Proposed Sublet Space..............................Rider 1
Real Estate Taxes......................................Rider 1
Reconciliation Statement.......................Exhibit E
Regulations..................................................25.32
REIT............................................................25.32
Rent Commencement Date..............................1.5
Retail Area.....................................................1.17
Retail Area Charges..............................Exhibit E
Right of First Offer...................................Rider 2
Rooftop Terrace........................................14.4(c)

Defined Term                        Section Reference
Security Deposit Amount..............................1.10
Service Provider......................................25.32(b)
Structural Alterations............................…Rider 1
Telecomm Equipment...........................…Rider 1
Tenant Construction Period.........................…1.8
Tenant Items.........................................…Rider 1
Tenant Notice Address..............................…1.12
Tenant’s Calculation.............................…Rider 2
Tenant’s Proportionate Share....................…1.18
Tenant’s Request Notice.......................…Rider 1
Tenant’s Work......................................…Rider 1
Termination Fee....................................…Rider 2
Termination Notice...............................…Rider 2
Total Area....................................................…1.1
Trustee.......................................................…20.1

OFFICE LEASE AGREEMENT
THIS OFFICE LEASE AGREEMENT (this “Lease”) is dated as of the 20th day of September, 2019 (the “Effective Date”), by and between SCD 2U LLC, a Delaware limited liability company (“Landlord”), and QUALTRICS, LLC, a Delaware limited liability company (“Tenant”).
ARTICLE I
KEY DEFINITIONS
When used throughout this Lease, the following capitalized terms shall have the meanings given below.
1.1Building: a thirty-eight (38) story (above grade) building containing approximately Six Hundred Eighty-six Thousand One Hundred Seventy-six (686,176) square feet of office rentable area (“Office Area”) and Seven Hundred One Thousand Seven Hundred Sixty-eight (701,768) square feet of total building rentable area (“Total Area”), situated on the real property legally described on Exhibit A-1 (the “Land”) and currently known as 2+U. The Building also includes approximately Three Thousand Four Hundred Eighty-seven (3,487) square feet of storage space which may be available for rent by Building tenants on a first come first serve basis.
1.2Premises: approximately Two Hundred Seventy-five Thousand Two Hundred Twenty- three (275,223) square feet of office rentable area on the fifteenth (15th) through the twenty-seventh (27th) floors of the Building, as depicted on the floor plans attached hereto as Exhibit A-2.
1.3Lease Term: The period commencing on the Rent Commencement Date and expiring at 11:59 p.m. on the last day of the One Hundred Sixty-Third (163rd) full calendar month from and after the Rent Commencement Date, subject to Section 3.1.
1.4Lease Commencement Date: the date on which Landlord tenders possession of the Premises to Tenant in its current “as is” condition, which Landlord covenants and agrees shall occur no later than five (5) business days after full execution and delivery of this Lease and Landlord’s receipt of the Lease Guaranty.
1.5Rent Commencement Date: as determined under the Lease Summary. The first Lease Year and the Abatement Period shall commence on the Rent Commencement Date.
1.6Expiration Date: 11:59 p.m. (local time at the Building) on the last day of the Lease
Term.
1.7Anticipated Possession Date: Upon full execution and delivery of this Lease and Landlord’s receipt of the Lease Guaranty.
1.8Tenant Construction Period: the period from and including the Lease Commencement Date through and including the day before the Rent Commencement Date.
1.9Base Rent: As set forth in the Lease Summary above.
1.10Security Deposit Amount: As set forth in the Lease Summary above.
1.11Broker(s): As set forth in the Lease Summary above.

1.12Tenant Notice Address: As set forth in the Lease Summary above, unless changed pursuant to Section 25.6 below.
1.13Landlord Notice Address: As set forth in the Lease Summary above, unless changed pursuant to Section 25.6 below.
1.14Landlord Payment Address: As set forth in the Lease Summary above, unless changed pursuant to Section 25.6 below.
1.15Building Hours: 7:00 a.m. to 6:00 p.m. Monday through Friday (excluding Holidays) and 8:00 a.m. to 1:00 pm on Saturday (excluding Holidays).
1.16Guarantor: SAP SE, a European Company (Societas Europaea, SE) established under the laws of Germany and the European Union, registered with the commercial register of the local court of Mannheim, Germany, under HRB 719915.
1.17Retail Area: Approximately Fifteen Thousand Five Hundred Ninety-two (15,592) square feet of rentable area in the Building, comprised of premises permitted for use for retail purposes allowed by applicable Laws.
1.18Tenant’s Proportionate Share: 40.11% for Operating Charges, and 39.22% for Real Estate Taxes.
1.19Parking Allotment: The number of monthly parking permits described in the Lease Summary which shall be purchased by Tenant for use by its employees.
1.20Holidays: All federal holidays recognized by the United States federal government.
1.21Construction Allowance: The sum of [***], based upon the product of [***] and the number of square feet of rentable area in the initial Premises described in the Lease Summary, as adjusted pursuant to this Lease.
1.22Additional Allowance: The sum of [***].
ARTICLE II
PREMISES
2.1.Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use the common and public areas of the Building designated by Landlord from time to time for their intended uses. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, shafts, stacks, pipes, conduits, wires, ducts and appurtenant fixtures, janitorial closets, telephone rooms, or other areas treated by Landlord as common area or office amenity space or non-common or non-public areas of any portion of the Building, all of which are expressly excluded from the Premises and reserved to Landlord. Notwithstanding the foregoing, Tenant shall have the non-exclusive right to use, in common with other tenants, occupants and users of the Building, the plenums, risers, electrical closets, and Landlord-constructed IDF rooms designated to serve the Premises in accordance with plans and specifications to be approved by Landlord in its reasonable discretion, but only (a) with Landlord’s prior consent (not to be unreasonably withheld, conditioned or delayed) and when accompanied by Landlord’s representative, (b) by properly licensed and trained technicians, and (c) in accordance with Landlord’s reasonable rules, regulations and requirements in connection therewith (it being understood, however, that any Tenant-constructed IDF rooms within the Premises shall be exclusively reserved for Tenant’s usage). Tenant’s utilization of plenums, risers, electrical closets, and IDF rooms shall be in no greater proportion than the ratio by which the square feet of rentable area in the Premises compares to the square feet of rentable area in the Building.
ARTICLE III
TERM
3.1Lease Commencement Date. All of the provisions of this Lease shall be in full force. and effect from and after the Effective Date provided, however, that Tenant shall not be obligated to pay Base Rent or Pass-Through Expenses during the Tenant Construction Period. Although this Lease is binding upon the parties upon execution and delivery, the Lease Term shall commence on and shall be measured from the Rent Commencement Date and shall continue after the Rent Commencement Date for the period specified in Section 1.3 (plus, if the Rent Commencement Date is not the first day of a month, the partial month in which the Rent Commencement Date occurs). The Lease Term shall also include any properly exercised Extension Period under Paragraph 3 of Rider 2 to this Lease.
3.2Confirmation. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute the certificate attached to this Lease as Exhibit D-1. Promptly after the Rent Commencement Date is ascertained, Landlord and Tenant shall execute the certificate confirming the Rent Commencement Date attached to this Lease as Exhibit D-2. Failure to execute any such certificate shall not affect the Lease Commencement Date, the Rent Commencement Date or the expiration of the Lease Term.
3.3Delay. Possession of the Premises will be deemed to have been tendered to Tenant on the Anticipated Possession Date set forth in Section 1.7. Tenant is leasing the Premises in their current as-is condition and has inspected the Premises prior to execution and delivery of this Lease and has confirmed that the Premises is in the condition required hereunder.
ARTICLE IV
BASE RENT
4.1General. Tenant shall pay the annual Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. Within five (5) business days after the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall pay an amount equal to the first full monthly installment of Base Rent and Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes payable following the Abatement Period, which amount shall be credited toward the monthly installment of Base Rent and Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes first payable hereunder. Tenant shall not be entitled to take possession until such sums are received by Landlord. If such sums are not received when due, Landlord shall have the right to terminate this Lease in accordance with this provision. If Landlord wishes to terminate this Lease under this provision, Landlord shall notify Tenant in writing and if Tenant has not paid such sums within ten (10) days after its receipt of such written notice, this Lease shall terminate. If the Rent Commencement Date is not the first day of a month, then the Base Rent and Tenant’s Proportionate Share of Operating Charges and Real Estate Taxes from the Rent Commencement Date until the first day of the following month shall be prorated on a per diem basis based on the number of days in said partial month, and Tenant shall pay such prorated installment thereof on the Rent Commencement Date. All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand (except as expressly set forth in this Lease), at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. At either party’s option, Tenant shall make payments by electronic transfer of funds.
4.1Late Payment. Landlord’s acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights hereunder. All checks tendered to Landlord from anyone other than Tenant may, at Landlord’s discretion, be deemed payments for the account of Tenant. Acceptance by Landlord, in its discretion, of rent from anyone other than Tenant shall not be deemed to operate as (a) an attornment to Landlord by the payor of such rent and/or additional rent, (b) the consent of Landlord to an assignment of this Lease or subletting by Tenant of the Premises to such payor, (c) a modification of any of the provisions of this Lease, (d) an acknowledgement or agreement by Landlord that such payor has any right to possess or otherwise use or occupy the Premises, or (e) a waiver of Landlord’s right to refuse to accept future payments from anyone other than Tenant.
4.2Insufficient Funds. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled to impose a returned check charge equal to Two Hundred Fifty Dollars ($250.00) to cover Landlord’s administrative expenses and overhead for processing.
4.3Rent Abatement Period. Notwithstanding the foregoing, provided no default by Tenant has occurred under this Lease (beyond applicable notice and cure periods), Base Rent otherwise payable hereunder shall be abated during [***] after the Rent Commencement Date (the “Abatement Period”). If Tenant defaults under this Lease (beyond applicable notice and cure periods) at any time during the Abatement Period, no further rent abatement will be recognized and Tenant shall immediately pay Landlord the amount of the rent abatement previously recognized. Tenant shall pay all other sums due under this Lease during the Abatement Period including parking fees and Tenant’s Proportionate Share of Operating Charges and Tenant’s Proportionate Share of Real Estate Taxes.
ARTICLE V
OPERATING CHARGES AND REAL ESTATE TAXES
5.1Starting on the earlier of (a) the Rent Commencement Date or (b) the date Tenant commences its normal business operations in the Premises, Tenant shall pay as additional rent Tenant’s Proportionate Share of Operating Charges and Tenant’s Proportionate Share of Real Estate Taxes (as both such terms are defined in Exhibit E) for each calendar year falling entirely or partly within the Lease Term in accordance with the provisions set forth in Exhibit E attached hereto.
ARTICLE VI
USE OF PREMISES
6.1Permitted Use. Tenant shall use and occupy the Premises solely for general (non- medical and non-governmental) office and administrative purposes compatible with first class office buildings in the Building’s submarket (the “Permitted Use”), and for no other use or purpose. Tenant may not use any part of the Premises as a flexible workplace center (provided, however, that the foregoing shall not be deemed to prohibit or restrict Tenant from permitting its Business Affiliates (as defined below) from using or occupying space in the Premises in accordance with Section 7.1(c) below)). Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building, or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by applicable Law (as defined in Rider 1).
6.2Compliance with Laws.
(a)Tenant shall comply with all Laws concerning the use, occupancy and condition of the Premises (including the restrooms, access corridors and elevator lobbies on floors fully leased by Tenant) and all Alterations, machinery, equipment, furnishings, fixtures and improvements installed or constructed therein by or on behalf of Tenant or exclusively serving the Premises, all of which shall be complied with in a timely manner at Tenant’s sole expense; provided, however, Tenant shall not be responsible for compliance with any such Laws requiring (i) Structural Alterations; or (ii) repairs or modifications to the Building Structure and Systems or to infrastructure or equipment serving another tenant’s premises unless such repairs or modifications shall be required (x) because of Tenant’s particular manner of use of the Premises (as opposed to office use generally), or (y) in connection with Alterations performed by or on behalf of Tenant. To the extent required by applicable Laws, Tenant shall comply with the terms of any transportation management plan applicable to the Building from time to time, including participating in any survey, reporting and commute trip reduction requirements. If any such Law (i) requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, or (ii) requires Tenant’s employees to obtain licenses or permits to conduct business in the Premises, then Tenant shall obtain (prior to the date required under applicable Laws) and keep current such permits or licenses at Tenant’s expense and shall promptly deliver a copy thereof to Landlord. Except as set forth in Subsection 6.2(b), below, it is expressly understood that if any change in the use of the Premises by Tenant, or any Alterations to the Premises by Tenant, or any future Law related to Tenant’s particular use or occupancy of the Premises requires a new or additional permit from, or approval by, any governmental agency having jurisdiction over the Building, such permit or approval shall be obtained by Tenant on its own behalf and at its sole expense.
(b)Notwithstanding the foregoing, Landlord at its expense (subject to reimbursement pursuant to Exhibit E, if and to the extent permitted thereby) shall comply with Laws (including, without limitation, the ADA, building and fire codes, and Environmental Laws) to the extent the same apply directly to the Building Structure and Systems (excluding the portions exclusively serving the Premises) and common areas of the Building; provided, however, that to the extent any non-compliance is a result of Tenant’s particular use or occupancy of the Premises (as opposed to office use generally) or as a result of any Alterations performed by or on behalf of Tenant, then such compliance shall be at Tenant’s cost. Landlord shall be entitled to the full benefit of any grandfathering allowed by law and nothing herein shall require Landlord to comply with any Laws unless, and then only to the extent that, such Laws are applied to the Building and enforced against Landlord by any governmental authority with jurisdiction.
(c)Tenant, at its expense, shall install and maintain fire extinguishers and other fire protection devices as may be required within the Premises from time to time by any agency having jurisdiction thereof and/or the underwriters insuring the Building. Except to the extent specifically allocated to Landlord above, Tenant, at its expense, shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises (including suite entry doors and related items), the business conducted therein, and the particular needs of its employees and invitees. Any Alterations made or constructed by or for Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

(d)Use of the Premises is subject to all covenants, conditions and restrictions of record; provided, however, that Landlord covenants and agrees that none of the foregoing, whether existing now or instituted in the future, shall materially increase Tenant’s obligations or materially decrease Tenant’s rights expressly set forth in this Lease. Tenant shall not use any space in the Building or the Land for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events outside the Premises, whether in the common areas of the Building or otherwise on the Land.
(e)Notwithstanding anything to the contrary in this Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for (i) the warehousing, manufacture, distribution or sale of liquor, marijuana or cannabis or any products containing marijuana or cannabis or any derivative thereof and shall not engage in, or allow any of Tenant’s Licensees, members, or Agents to engage in, any activity at the Building that would be a violation of any state or federal laws relating to the use, manufacture, sale, possession, cultivation, an/or distribution of any controlled substances, including marijuana for any purpose including commercial, recreational and medicinal purposes, or (ii) any pornographic or obscene purposes, any commercial sex establishment, any pornographic, obscene, nude or semi-nude performances, modeling, materials, activities or sexual conduct.
6.3Use Fees. Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee, plus any delinquency fees or professional fees related thereto.
6.4Hazardous Materials. Tenant shall not allow, cause or permit any Hazardous Materials to be generated, used, treated, released, stored or disposed of in or about the Building or the Land, provided that Tenant may use and store normal and reasonable quantities of standard cleaning and office materials in the Premises as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises so long as such materials are properly, safely and lawfully stored and used by Tenant and the quantity of same does not equal or exceed a “reportable quantity” as defined in 40 C.F.R. 302 and 305, as amended, or any applicable state or local law that requires reporting.
(a)At the expiration or earlier termination of this Lease, with respect to conditions existing on account of Tenant’s use or occupancy of the Premises, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws. If Landlord has consented to allow Tenant to use Hazardous Materials (other than customary cleaning and office supplies) in the Premises, Landlord may require, at Tenant’s sole expense at the end of the Lease Term, a clean site certification, environmental audit or site assessment.
(b)Notwithstanding the termination or any other provision of this Lease, Tenant shall indemnify, defend (with counsel reasonably approved by Landlord) and hold Landlord and Landlord’s Representatives harmless from and against any and all Claims (including indirect and consequential damages, to the extent awarded in a final judgment) of any kind or nature, known or unknown, contingent or otherwise, which arise out of or are in any way related to an Environmental Default (including, but not limited to, attorneys’, consultant, laboratory and expert fees and any diminution in the value of the Building, damages for the loss or restriction on use of any space or amenity of the Building), whether before, during or after the Lease Term arising from or related to the generation, use, presence, transportation, storage, treatment, disposal, spill, release or discharge of Hazardous

Materials in or about the Premises or the Building by Tenant or any Agent or by an Environmental Default (as defined in Rider 1) by Tenant.
(c)Tenant shall: (i) give Landlord immediate verbal and follow up written notice of any actual or threatened Environmental Default with respect to conditions existing on account of Tenant’s use or occupancy of the Premises or any action or inaction of Tenant or any Agent when Tenant had a duty to act, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and only after Tenant has obtained Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; and (ii) promptly deliver to Landlord copies of any notices or other items received from or submitted to any governmental or quasi-governmental agency, or any claim instituted or threatened by any third party, concerning the Premises, the occupancy or use thereof, or the existence or potential existence of Hazardous Materials therein. Tenant covenants to promptly investigate, clean up and otherwise remediate, at Tenant’s sole cost and expense, any spill, release or discharge of Hazardous Materials caused by an Environmental Default. Such investigation, clean up and remediation shall be performed in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord’s written consent.
(d)Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to promptly address same in accordance with this Lease, to perform, at Tenant’s sole cost and expense, any lawful action necessary to address same.
(e)If Landlord has reasonable grounds to believe that Tenant is not in compliance with this Section or if Landlord has agreed that Tenant may use Hazardous Materials other than customary cleaning and office supplies, Landlord shall have the right but not the obligation, at all times during the Lease Term, to inspect the Premises and conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Article, and to request lists of all Hazardous Materials used, stored or located at the Premises. In the event that it is determined that Tenant has in fact violated this Section, the cost of all such inspections, tests and investigations shall be borne by Tenant. Landlord will use its reasonable efforts to provide Tenant with notice of any such inspection in advance thereof. At any time during the Lease Term, Landlord may perform an environmental site assessment or environmental audit of the Premises to assess with a reasonable degree of certainty the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup, or removal of any Hazardous Materials found on, under, at, or within the Premises. Tenant will reasonably cooperate with Landlord and allow Landlord and Landlord’s agents reasonable access to any and all parts of the Premises and to the records of Tenant with respect to the Premises for the purpose of performing such environmental site assessment or environmental audit.
(f)Landlord represents that, to Landlord’s knowledge, the Premises, the Building and the Land are not in violation of any Environmental Law as such Environmental Law was applied to the Land and the Building by applicable governmental agencies during development of the Building. Landlord shall remedy any violation of this warranty at its sole cost to the extent required by applicable governmental agencies. Tenant has been advised that remediation was performed as part of the development and applicable records may be obtained from the Department of Ecology. Landlord will provide a copy of the “No Further Action” letter issued by the Department of Ecology upon request.
(g)Notwithstanding any contrary provision contained in this Lease, Landlord shall be responsible for compliance with any Environmental Laws which would require Tenant to remediate any Hazardous Materials located within the Premises on the date of delivery of possession of the Premises to Tenant to the extent any such Hazardous Materials violate any Environmental Law as interpreted and applied to the Premises as of such date. Notwithstanding anything to the contrary contained in this Lease, but subject to applicable limitations on Landlord’s liability and waivers of subrogation, Landlord will indemnify, defend (with counsel reasonably approved by Tenant) and hold Tenant and Tenant’s affiliates, shareholders, partners, directors, officers, employees, agents and representatives, harmless from and against any claim, cost, damage, expense (including without limitation reasonable attorneys’ fees and costs of defense including consultant, laboratory and expert fees but excluding any indirect, punitive or consequential damages other than consequential damages awarded to a third party in a final judgment against an indemnified party based on a third party claim covered by Landlord’s indemnity obligation), loss, liability, or judgment now or hereafter arising as a result of any claim associated with any required clean-up or other actions arising from (i) Landlord’s breach of the representation under Section 6.4(f) or (ii) Landlord’s release of any Hazardous Materials in violation of any applicable Environmental Laws in effect as of the date the Hazardous Materials were first placed on, in or under the Premises, Land or Building. Landlord shall also be responsible for compliance with any Environmental Laws for areas outside the Premises and outside other tenants’ premises, except to the extent any such compliance is required with respect to Hazardous Materials introduced by Tenant or its Agents.
6.5Telecommunications Equipment.
(a)All telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), all of Tenant’s Telecomm Equipment shall be and remain solely in the Premises and the telephone closet(s) designated by Landlord. Landlord shall have no responsibility for the maintenance of Tenant’s Telecomm Equipment. Landlord shall have the right, upon reasonable prior notice to Tenant (except in the event of an emergency), to interrupt or turn off telecommunications facilities as necessary in connection with repairs to the Building or installation of telecommunications equipment for other tenants (provided, however, that, except in an emergency, Landlord shall schedule interruptions or shutoffs outside of Building Hours and shall give Tenant reasonable advance notice thereof). Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones), including antennae and satellite receiver dishes, at the Premises or the Building, without Landlord’s prior written consent, which may be granted or withheld in Landlord’s reasonable discretion; provided, however, that Tenant may install and use a wireless intranet, Internet and/or communications network in the Premises (a “Wi-Fi Network”) so long as said Wi-Fi Network does not cause any interference with other tenants in the Building or the normal operations of the Building, including, but not limited to, interference with other communications equipment.
(b)Landlord may manage directly or may retain a third party service provider to manage the riser space in the Building. If Tenant does not wish to retain a telecommunications provider already providing service in the Building and if space is then available in the Building for an additional provider, Tenant shall have the right to select its own telecommunications provider (“ Tenant’s Telecom Provider”) on the condition that Tenant and Tenant’s Telecom Provider comply with all of the policies and procedures for telecommunications providers in the Building. Tenant’s Telecom Provider is subject to the reasonable approval of Landlord (or its designated riser manager) and Tenant’s Telecom Provider must execute Landlord’s standard form of access agreement. Subject to compliance with the terms of this Section, Landlord approves Verizon as Tenant’s Telecom Provider. Landlord shall have the right to charge fees to Tenant’s Telecom Provider in connection with the services being performed by Tenant’s Telecom Provider at the reasonable, prevailing rates, from time to time, then being charged by Landlord to other telecommunication service providers in the Building. Subject to: (i) the foregoing provisions of this Section 6.5(b), and (ii) the terms of the access agreement between Landlord and Tenant’s Telecom Provider, and (iii) compliance with the provisions of Section 2.1 above and the Landlord’s construction rules, regulations and procedures, Landlord shall permit Tenant’s Telecom Provider (x) to install cabling to the Premises, and (y) to have access to the Premises to install telecommunications equipment, using Tenant’s proportionate share of available space in the risers pursuant to Section 2.1 above. All such installations and replacements from time to time shall be made by Tenant or the applicable service provider in accordance with Article IX and this Section 6.5.
ARTICLE VII
ASSIGNMENT AND SUBLETTING
7.1General Requirements. Tenant shall not assign, transfer or otherwise encumber (collectively, “assign”) this Lease or all or any of Tenant’s rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, “sublet”) the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord’s sole and absolute discretion (subject to the remainder of this Article VII). Notwithstanding any of the foregoing to the contrary, provided no Event of Default (as defined in Rider 1) exists under this Lease, and subject to Landlord’s rights and Tenant’s obligations pursuant to Sections 7.3, 7.4 and 7.5 below, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed direct sublease of the entire Premises or any portion of the Premises or an assignment of the Lease in its entirety. For purposes of the immediately preceding sentence, it shall be reasonable for Landlord to withhold its consent if, for example: (i) the proposed subtenant or assignee is engaged in a business, or the Premises will be used in a manner, that is inconsistent with the first class image of the Building, or would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement at the Building; or (ii) Landlord is not reasonably satisfied with the financial condition of the proposed assignee or subtenant (in light of the obligations under the sublease); or (iii) the proposed use of the Premises is not in compliance with Article VI or is not compatible with the other uses within, and the terms of other leases with respect to, the Building; or (iv) intentionally omitted; or (v) the initial Tenant is insolvent or will not remain fully liable as a primary obligor for the payment of all rent and other charges payable by Tenant under this Lease and for the performance of all other obligations of Tenant under this Lease; or (vi) the proposed subtenant or assignee is a governmental or quasi-governmental agency; or (vii) the holders of Mortgages encumbering the Building who under the loan documents would have the right to disapprove the proposed transaction do not consent (Landlord hereby agreeing to use commercially reasonable efforts to obtain such consent if Landlord otherwise approves such transaction); or (viii) the proposed subtenant or assignee is either (A) an existing tenant of the Building (or any parent, subsidiary or affiliate thereof) if Landlord has comparable space available in the Building for a comparable term, or (B) for a period of one hundred eighty (180) days following the submission of a written proposal for the lease of space, any other person or entity with which Landlord has been negotiating for the rental of space in the Building. In agreeing to act reasonably, Landlord is agreeing to act in a manner consistent with other institutional owners of class A office properties and may consider the financial terms of the proposed assignment or sublease and the impact of the proposed assignment or sublease on Landlord’s own leasing efforts and the value of the Building but may not deny consent solely because the sublease rent rate is less than the rate Landlord would obtain under a direct Lease. Landlord may condition its consent to any proposed assignment or sublease on such conditions as Landlord may reasonably require, including receipt of an additional security deposit or lease guaranty if Tenant will cease to exist or no longer has adequate resources to perform under the Lease and the sublease is for a material amount of space for all or substantially all of the remaining term, construction of improvements deemed necessary or appropriate by Landlord by reason of a sublease, changes to the floor plan of the subleased space to ensure that the subleased premises consist of a leasable increment of space, and reaffirmation of any guaranty by any guarantor of Tenant’s obligations. Except as otherwise expressly set forth herein, no assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord.

(a)General. Any attempted assignment, transfer, or other encumbrance of this Lease or all or any of Tenant’s rights hereunder or interest herein, any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this Article VII, shall be void and of no force or effect. Any assignment or subletting, Landlord’s consent thereto, the listing or posting of any name other than Tenant’s, or Landlord’s collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment or subletting. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. During any period that there exists an uncured Event of Default under this Lease, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord’s collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant.
(b)Limitations. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively “pledge”) this Lease or Tenant’s leasehold interest or leasehold improvements without Landlord’s prior written consent, which consent may be granted or withheld in Landlord’s sole and absolute discretion. Tenant shall pay to Landlord all reasonable, out-of-pocket, third party expenses (including reasonable attorneys’ fees and accounting costs) incurred by Landlord in connection with Tenant’s request for consent to any assignment, subletting, or pledge, and Landlord’s receipt of such sum (which shall be no less than one thousand dollars ($1,000) in any event) shall be a condition to Landlord providing such consent. If (i) Landlord is not asked to review more than a single set of revisions to Landlord’s standard form of consent, (ii) Landlord is not asked to review more than a single draft of the transaction documents, and (iii) Landlord is not asked to amend the Lease or waive any rights under the Lease or to sign any document other than the Landlord’s form of consent, such costs will not exceed $5,000.00 (such amount to increase by 5% per year over the Term). Any sublease, assignment or pledge shall, at Landlord’s option, be effected on forms reasonably approved by Landlord. Tenant shall not be entitled to receive monetary damages based upon a claim that Landlord wrongfully withheld its consent to a proposed assignment or sublease and Tenant’s sole remedy shall be an action for specific performance or declaratory judgment. Tenant shall deliver to Landlord a fully executed copy of Landlord’s standard consent document (subject to such revisions as may be agreed upon by the parties) and each agreement evidencing a sublease, assignment or pledge within ten (10) days after execution thereof.
(c)Permitted Transfers. Notwithstanding anything contained in this Article VII to the contrary, provided that Tenant is not then in default (beyond applicable notice and cure periods) under this Lease, Tenant may, upon not less than ten (10) days’ prior written notice to Landlord (which notice shall contain a written certificate from Tenant, signed by an authorized representative of Tenant, containing a representation as to the true, correct and complete legal and beneficial relationship of Tenant and the proposed assignee, transferee or subtenant) but without Landlord’s prior written consent and without being subject to Landlord’s rights and Tenant’s obligations set forth in Sections 7.4 and 7.5 below, assign or transfer its entire interest in this Lease or sublease the entire or any portion of the Premises to any of the following (each, an “Affiliate”): (i) to a corporation or other business entity (herein sometimes referred to as a “successor corporation”) into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred or sold, provided that such successor corporation shall have a net worth and liquidity at least equal to the greater of the net worth and liquidity of Tenant as of the date hereof or as of the date of the transaction, or such lesser net worth and liquidity as may be otherwise reasonably acceptable to Landlord taking into account the net worth and liquidity of Tenant given that the original Tenant under this Lease is not being released, and provided that the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease and the proposed use of the Premises is in compliance with Article VI; or (ii) to a corporation or other business entity (herein sometimes referred to as a “related corporation”) which shall control, be controlled by or be under common control with Tenant, provided that such related corporation shall (in the case of an assignment) assume in writing all of the obligations and liabilities of Tenant under this Lease (without relieving Tenant therefrom) and the proposed use of the Premises is in compliance with Article VI and (in the case of a sublease) such related corporation shall agree to be bound by all of the terms and conditions of this Lease with respect to the subleased space during the sublease term (however, in case of a sublease, such related corporation’s rental obligation shall be as described in the sublease in question) and the proposed use of the subleased portion of the Premises is in compliance with Article VI. In the event of any such assignment or subletting, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. For purposes of clause (ii) above, “control” shall be deemed to be direct or indirect ownership of more than fifty percent (50%) of the stock or other voting interest of Tenant or the related corporation or other business entity, as the case may be. Notwithstanding the foregoing, if Tenant structures one or more assignment or sublease transactions to an entity that meets the definition of an Affiliate as specified above for the purpose of circumventing the restrictions on subleases and assignments provided elsewhere in this Article VII, then such subtenant(s) or assignee(s) shall conclusively be deemed not to be an Affiliate and subject to all such restrictions.
In addition, Tenant may allow its clients, contractors, customers, strategic partners or other entities with whom Tenant has or is then establishing a bona fide business relationship unrelated to use of office space (each, a “Business Affiliate”) to use portions of the Premises from time to time on a temporary basis for joint projects with Tenant on the terms of this paragraph without such arrangements being considered a sublease or assignment. Space used by such Business Affiliates may not be separately demised and no signage may be installed for such users. These arrangements may not exceed ten percent (10%) of the Premises and Tenant may not charge rent for such use.
7.2Operation of Law. If Tenant is or becomes a partnership, a limited liability company, or any other type of legal entity, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of the partners, owners or members, as applicable, whether in a single transaction or in a series of related or unrelated transactions, owning a controlling interest in Tenant (including each general partner or manager, as applicable), or any structural or other change having the effect of limiting the liability of the partners or owners shall be deemed an assignment of this Lease subject to the provisions of this Article. If Tenant is or becomes a corporation or a partnership with a corporate general partner, then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner) whether in a single transaction or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease subject to the provisions of this Article; provided, however, that if Tenant is a corporation whose stock is traded through a national or regional exchange or over the counter market, then the foregoing portion of this sentence shall be applicable only if such event has or is intended to have the effect of limiting Tenant’s liability under this Lease.
7.3Request Notice. If at any time during the Lease Term Tenant desires to assign, sublet or pledge all or part of this Lease or the Premises, then in connection with Tenant’s request to Landlord for Landlord’s consent thereto, Tenant shall give to Landlord a Tenant’s Request Notice (as defined in
Rider 1). Landlord shall respond to the Tenant’s Request Notice within twenty (20) days after receipt of the full and complete Tenant’s Request Notice.
7.4Recapture. After the first five (5) Lease Years, if (a) Tenant subleases three (3) or more full floors under one or more subleases, and (b) the proposed sublease would be for a term equal to all or substantially all of the remaining Lease Term, Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice of such termination (the “Recapture Notice”) within twenty (20) days after Landlord’s receipt of a full and complete Tenant’s Request Notice. This recapture right shall not apply to any assignment or sublease with a Permitted Transferee. If Landlord delivers a Recapture Notice, Tenant may avoid such recapture by withdrawing Tenant’s Request Notice by written notice to Landlord within ten (10) days after receipt of the Recapture Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. If Landlord exercises its recapture right hereunder, Landlord shall be responsible for the cost of any construction required to permit the operation of the Proposed Sublet Space and to separate the Proposed Sublet Space from the balance of the Premises. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date. If Tenant’s Request Notice does not specify a particular Proposed Sublease Commencement Date, then the effective date of the termination shall be specified by Landlord in its notice of termination.
7.5Profit Share. If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the sum of (a) the rent and other charges due under this Lease plus (b) the reasonable out-of-pocket expenses (excluding, however, any costs attributable to vacancy periods or “downtime”), which Tenant reasonably incurred in connection with the procurement of such sublease, assignment or other transfer (which expenses shall be amortized on a straight-line basis over the initial sublease term for the purposes hereof), then whether such net excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form of payment having the effect of a “disguised” rental payment. Tenant shall pay to Landlord, along with the next monthly installment of Base Rent due, fifty percent (50%) of any such net excess or other premium applicable to the sublease or assignment, which amount shall be calculated and paid by Tenant to Landlord on a monthly basis as additional rent at the times and in the manner set forth in this Lease for the payment of Base Rent. If the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Tenant shall provide sufficient documentation for Landlord to determine the amount payable to Landlord under this Section.
7.6Attornment. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such persons to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord’s request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, the sublease shall terminate unless Landlord, at Landlord’s option, elects by written notice to the subtenant to have the subtenant be bound to Landlord for the balance of the term of such sublease and, in such event, such subtenant shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease, which attornment shall be on Landlord’s standard form.

ARTICLE VIII
MAINTENANCE AND REPAIRS
8.1Tenant Maintenance Obligation. Except for Landlord’s express obligations under this Lease, Tenant, at Tenant’s sole cost and expense, shall promptly make all repairs and replacements and perform all maintenance in and to the Premises to keep the Premises in first-class operating condition and repair, in a clean, safe and tenantable condition, well-ventilated and moisture controlled (if Tenant installs showers or kitchens) and otherwise in accordance with the requirements of this Lease, except for ordinary wear and tear consistent with a continual program of repair and maintenance and as otherwise provided in Article XIII or Article XVII. For purposes of this Section 8.1, the Premises shall be deemed to include the restrooms, access corridors, and elevator lobbies (but not the elevators) on floors fully leased by Tenant. The 19th floor is not deemed to be fully leased by Tenant, and other tenants or occupants of the Building shall have access to common area restrooms, access corridors and elevator lobbies in connection with their use of Amenities on the 19th floor. Except for Landlord’s express obligations under this Lease, Tenant shall also maintain, repair and replace all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Without limiting the generality of the foregoing, Tenant shall maintain throughout the Lease Term, at Tenant’s sole cost and expense, all Tenant Items (as defined in Rider 1) and shall keep in force customary maintenance and service contracts therefor. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof, or any mold or moisture damage, of which Tenant has actual knowledge. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order and condition equal to or better than that following completion of the initial Alterations under Exhibit B, except for ordinary wear and tear and as otherwise provided in Article XIII or Article XVII. Except as otherwise provided in Article XVII, all injury, breakage and damage to any part of the Building or the Land other than the Premises caused by negligence or willful misconduct of any Agent of Tenant or Tenant, shall at Landlord’s sole option be repaired by Landlord or Tenant and in either event, at Tenant’s expense. If Tenant fails to commence and diligently prosecute to completion repair of any such injury, breakage or damage within a reasonable period (not to exceed thirty (30) days) following Tenant’s receipt of notice from Landlord, then Landlord shall have the right at Landlord’s option to make any such repair and to charge Tenant for all costs and expenses reasonably incurred in connection therewith. Landlord shall provide and install replacement tubes for Building standard light fixtures (subject to reimbursement pursuant to Exhibit E). All other bulbs and tubes for the Premises shall be provided and installed at Tenant’s expense; provided that if Tenant elects to supply the bulbs or tubes to Landlord, then Landlord shall provide the labor involved for such replacement at no cost to Tenant (except for the reimbursement pursuant to Exhibit E).
8.2Landlord Maintenance Obligation. Except as otherwise expressly provided in this Lease, Landlord at its expense (subject to reimbursement pursuant to Exhibit E if and to the extent permitted thereby) shall keep the Building Structure and Systems clean and in good operating condition except for normal wear and tear consistent with a class A office building and, promptly after becoming aware of any item needing repair or replacement, will make such repair or replacement thereto. Notwithstanding any of the foregoing to the contrary, maintenance and repair of all Tenant Items shall be the sole responsibility of Tenant and Tenant Items shall be deemed not to be a part of the Building Structure and Systems.

ARTICLE IX
ALTERATIONS
9.1Initial Improvements. The initial improvement of the Premises under this Lease shall be accomplished by Tenant using an approved contractor in accordance with Exhibit B and all other applicable provisions of this Lease (including, without limitation, Articles IX and XIII). Tenant has had an opportunity to inspect the Premises and shall accept the Premises in its “AS IS” “WITH ALL FAULTS” condition as of the Lease Commencement Date WITHOUT REPRESENTATION OR WARRANTY by Landlord, except as expressly set forth in this Lease. Landlord is under no obligation to make any structural or other Alterations in or to the Premises or the Building except as may be otherwise expressly provided in this Lease, including Exhibit B. Alterations shall be deemed to include, without limitation, any original improvements to the Premises pursuant to Exhibit B and all trade fixtures.
9.2Alterations. Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld or granted in Landlord’s sole and absolute discretion with respect to Structural Alterations and those non- structural Alterations which are visible from outside the Premises, and which consent shall not be unreasonably withheld, conditioned or delayed with respect to all other non-structural Alterations. Notwithstanding the foregoing, Tenant shall have the right to make Cosmetic Changes (as defined in Rider 1) within the Premises without requiring the consent of Landlord.
(a)Any Alterations made by Tenant shall be made: (i) in a good, workerlike, and first class manner; (ii) using new or comparable materials only; (iii) by a contractor reasonably approved in writing by Landlord, (iv) on days and at times reasonably approved in writing by Landlord; (v) under the supervision of an architect reasonably approved in writing by Landlord; (vi) if Landlord’s consent is required pursuant to Section 9.2 above, in accordance with plans and specifications reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord at Landlord’s standard charge; (vii) in accordance with all Laws and in compliance with the Building rules and regulations and Landlord’s standard operating procedures as adopted by Landlord from time to time; (viii) after Landlord has notified Tenant that Landlord has obtained any required consent of the holder of any Mortgage; and (ix) after obtaining public liability, worker’s compensation and builder’s risk insurance policies required pursuant to Exhibit H to this Lease. Furthermore, Tenant shall (A) require its contractor and any sub-contractor or sub-subcontractors that will perform any work in the Building on behalf of Tenant to agree in writing to indemnify and hold Landlord harmless from and against all Claims suffered by or claimed against Landlord, directly or indirectly, based on, arising out of, or resulting from any act or omission by such contractor, sub-contractor or sub-subcontractor with respect to such entity’s work, (B) require said contractor, sub-contractors and sub-subcontractors to obtain and maintain insurance as set forth in Exhibit H to this Lease, which policies shall cover every person who will perform any work with respect to such Alteration; and (C) obtain and deliver to Landlord (1) written, unconditional full or partial (as applicable) waivers of mechanics’ and materialmen’s liens against the Premises and the Building within fifteen (15) business days after the applicable portion of the Alterations are completed from all parties with lien rights under applicable Laws, and (2) written full and final lien waivers from all such parties upon completion.
(b)If any lien (or a petition to establish such lien) is filed in connection with any Alteration made by or on behalf of Tenant (including Alterations under Exhibit B), such lien (or petition) shall be discharged by Tenant within twenty (20) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a reasonably acceptable bond that complies with all applicable Laws, including RCW Chapter 60.04. If Tenant does not pay the lien claim or provide a bond within that time period, Landlord may discharge or remove the lien by any means it deems appropriate to protect its interests and all costs incurred (including the cost of a bond or payment, reasonable attorneys’ fees and other expenses) together with interest at the Default Rate from the date of the payment until full reimbursement is received shall be paid by Tenant to Landlord upon demand. If the lien is not so released or bonded over, Landlord may require Tenant to suspend work until the lien is released or bonded over. In addition, Tenant shall indemnify Landlord for any damages Landlord may suffer or incur as a result of such lien. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith nor shall Tenant be deemed to be Landlord’s construction agent. Tenant acknowledges that any Alterations are accomplished for Tenant’s account, Landlord having no obligation or responsibility in respect thereof.
(c)Landlord’s approval of any plans and drawings (and changes thereto) regarding any Alterations or any contractor or subcontractor performing such Alterations shall not constitute Landlord’s representation that such approved plans, drawings, changes or Alterations comply with all Laws. Any deficiency in design or construction of any Alteration, although same had prior approval of Landlord, shall be solely the responsibility of Tenant. All Structural Alterations, any Alterations that could impact systems not exclusively serving the Premises, Alterations to the heating, ventilation and air conditioning system of the Premises or the Building, the fire and life safety system, the roof of the Building or any other areas outside the Premises shall, at Landlord’s election, be performed by Landlord’s designated contractor or subcontractor at Tenant’s expense. In connection with any Alteration (excluding the initial Alterations under Exhibit B, Landlord shall be paid a construction supervision fee in an amount equal to the amount paid by Landlord to Landlord’s property manager plus one-half percent (0.5%) of the total hard costs of such Alteration. The fee paid to Landlord’s property manager shall not exceed market rates. As of the date of this Lease, Landlord’s property manager is entitled to a fee equal to three percent (3%) of the actual hard and soft costs of construction for any project with a total cost of less than $100,000 and two percent (2%) of the actual hard and soft costs of construction for any project with a total cost of $100,000 or more. Except with respect to Cosmetic Changes, promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as built (or record) drawings and, CAD files showing such Alteration in place.
(d)Notwithstanding anything contained in this Lease to the contrary, the performance of any Alterations pursuant to the provisions of this Article IX or of any other provisions of this Lease or the Exhibits hereto shall not be done in a manner which would violate any union contracts affecting the Building, or by which Landlord is bound, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building. Tenant shall immediately stop the performance of any Alterations or other activity if Landlord notifies Tenant that continuing such Alteration or activity would violate any union contracts affecting the Building, or by which Landlord is bound, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.
9.3Removal and Restoration. If any Alterations that require Landlord’s consent and that are not standard office improvements maintained in the condition required hereunder are made without the prior written consent of Landlord, then, if either an emergency condition exists, or the Lease Term has expired, or Tenant fails to commence and diligently prosecute to completion, removal and correction of such Alterations and restoration of the Premises and the Building to their condition immediately prior thereto within a reasonable period (not to exceed thirty (30) days) following Tenant’s receipt of notice from Landlord, Landlord shall have the right, at Tenant’s expense, to so remove and correct such Alterations and restore the Premises and the Building. All Alterations to the Building outside the Premises made by either party (excluding Tenant’s signage), and all Alterations to the Premises paid for by or on behalf of Landlord (including through a tenant improvement or construction allowance) shall immediately become the property of Landlord. All Alterations shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings, trade fixtures that can be removed without damage to or leaving gaps in the remaining improvements or causing any equipment installed in the Premises by or on behalf of Tenant to become non-functional, at no cost to Landlord, and (b) upon the expiration or earlier termination of the Lease Term, Tenant shall remove at its expense (i) all movable furniture, furnishings, trade fixtures and equipment installed in the Premises by or on behalf of Tenant at no cost to Landlord, and (ii) all telecommunications, security, data, computer and similar equipment, cabling and wiring (“cabling”), unless Landlord directs Tenant to leave the cabling in place, and (iii) all Alterations in the Premises or the Building which Landlord designates in writing for removal (such designation to have been made, if at all, at the time Landlord first approved such Alterations). This removal obligation shall survive the expiration or sooner termination of the Lease. Landlord shall designate which Alterations may be subject to removal simultaneously with Landlord’s approval of such Alterations; provided, however, that any Alterations made without Landlord approval are subject to removal and restoration. Notwithstanding the foregoing, Tenant shall not be required to remove Alterations consisting of standard buildout items that are typically installed by similar tenants in multi-tenanted, multi-story, first-class office buildings (such as partitions) provided that such Alterations have been maintained in accordance with the terms of this Lease. Landlord may designate any non-standard Alterations, including commercial kitchens and internal staircases, for removal and restoration. All cabling must be removed and all improvements that are not properly maintained throughout the Term must be removed. If such removal causes damage or injury to the Premises or the Building, then Tenant shall repair such damage or injury and, if the Lease Term has expired, Landlord shall have the right, at Tenant’s expense, to repair all damage and injury to the Premises or the Building caused by such removal as aforesaid. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord’s option be deemed abandoned or become the property of Landlord to be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant’s expense to remove from the Premises any or all such items or any other item or to require Tenant to do the same, except as otherwise provided in this Section. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord all costs reasonably incurred by Landlord in effectuating such return. At Landlord’s option, Landlord may consider Tenant to have remained in possession of the Premises until such work is completed and during such period the terms of Article XXII shall apply. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.
9.4Access Control Systems. Tenant shall have the right to install an access control system for the Premises that is compatible with the Base Building’s access control system so that Tenant has the ability to coordinate its access control system for the Premises with Landlord’s Base Building access control system. The Base Building access control system will provide card-key access in elevators and at Building entrances and, for parking permit holders, the Parking Facility.
ARTICLE X
SIGNS
10.1Interior Signage. Landlord will list, at Landlord’s expense, the name of Tenant (and any permitted subtenants and assignees) in the main Building directory. Tenant may install signage in the elevator lobby on each full floor of the Premises at Tenant’s cost.
10.2Exterior Signage and Building Name. Tenant shall have the right, at Tenant’s cost, to install a sign using the words “Qualtrics”, “Qualtrics XM”, “SAP Qualtrics” or a derivation thereof, using Tenant’s standard typeface on the Building façade above the 2nd Avenue entrance in the location depicted on Exhibit J attached hereto. Landlord will list Tenant’s name in building standard format on the exterior monument signs on 1st and 2nd Avenues at Tenant’s expense. Tenant must provide a signage plan and specifications for the exterior sign and obtain Landlord’s approval prior to installation. Landlord shall not unreasonably withhold, condition or delay its approval. Tenant may identify the Building by the name Qualtrics Tower in its internal and external communications (including on business cards, letterhead and website) and in its public relations. Within 30 days of the execution of this Lease, Landlord and Tenant shall issue a joint press release announcing execution of this Lease, which shall be in form and substance satisfactory to both parties and shall identify the Building as “Qualtrics Tower”. Landlord is not required to identify the Building as Qualtrics Tower in Landlord’s own branding, public relations and other marketing materials (except in the initial press release described above) nor to revise its signage plans to include that name, but in no event shall Landlord publicly dispute that the office tower portion of the Building (which excludes the retail village, Open Space and Arts Space) is named Qualtrics Tower. For avoidance of doubt, Landlord referring to the Building as “2+U” shall not be deemed to violate the prior sentence provided that Landlord shall not refer to the Building or any part of the Building as “2+U Tower” but may refer to the office tower portion of the Building as “the Tower”. So long as Tenant retains the right to exterior façade signage and the right to identify the Building by name, Landlord shall not grant naming rights for the Building to any other party or tenant. In the event that Tenant changes its name, Tenant shall be permitted to similarly change Tenant’s signage and the Building name only to a name reasonably acceptable to Landlord, it being understood that Tenant may not otherwise change the name it uses to identify the Building without Landlord’s approval. The signage rights under this paragraph are personal to the Tenant originally named herein and any Permitted Transferee who has assumed all of Tenant’s obligations under this Lease and whose name is reasonably acceptable to Landlord and may not be exercised by or for the benefit of any other party. All exterior signage shall be contingent on receipt of permits and approvals from the City of Seattle. The right to exterior façade signage and the right to identify the Building by name shall remain in effect only so long as Tenant leases the entire initial Premises and occupies at least One Hundred Thirty-seven Thousand Six Hundred Twelve (137,612) square feet of rentable area in the Building and Landlord may remove or require Tenant to remove Tenant’s exterior façade signage and to cease designating the Building name if such condition is not satisfied. For purposes of the foregoing, Tenant shall not be deemed to occupy any space that has been sublet unless the sublessee qualifies as a Permitted Transferee. Further, Landlord may remove or require Tenant to remove Tenant’s exterior signage on or before the Early Termination Date in the event that Tenant exercises the Early Termination Right (as defined in Rider 2). Tenant shall maintain its exterior sign in good condition and repair and shall remove such sign on the expiration or earlier termination of this Lease and shall restore any damage caused by the installation or removal thereof (including restoration of discolored surfaces to match adjacent areas and patching of holes). If Tenant fails to properly maintain or remove any sign, Landlord may do so at Tenant’s expense. Any actual cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within thirty (30) days after notice. Landlord may temporarily remove the sign as necessary for repairs and maintenance of the Building provided the sign is reinstalled promptly upon completion thereof and provided that any such removal shall be for the minimum time period required in order to complete such repairs or maintenance.
10.3General. Except as provided above Tenant shall not place, inscribe, paint, affix or otherwise display any sign, advertisement, picture, lettering or notice of any kind on any part of (or visible from) the exterior of the Building (including in or on windows) or in any common areas of the Building, without the prior written approval of Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. All signage (including the signage allowed under Sections 10.1 and 10.2) must be approved by Landlord prior to fabrication or installation (such approval not to be unreasonably withheld, conditioned or delayed). If any such item that has not been approved by Landlord is so displayed, then, if Tenant fails to remove such items within a reasonable period (not to exceed ten (10) days) following Tenant’s receipt of notice from Landlord, Landlord shall have the right to remove such item at Tenant’s expense.

10.4Additional Signage Rights. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building; provided, however, that Landlord shall only affix, install or display signs on the interior of the Premises which pertain to the management or operation of the Building or are required by Law. Notwithstanding the foregoing, for so long as Tenant has the right to its exterior façade signage pursuant to Section 10.2 above, Landlord shall not have the right to install or to permit others to install (a) any other signage identifying another office tenant on the Building façade on 2nd Avenue if such signage is (i) located above the height of Tenant’s signage on the Building façade on 2nd Avenue, (ii) in the “Protected Sign Area” depicted on Exhibit J attached hereto, or (iii) larger than Tenant’s signage on the Building façade on 2nd Avenue or (b) any other signage identifying another office tenant on the Building façade on any other side of the Building (i.e. other than 2nd Avenue) if such signage is larger than Tenant’s signage on the Building façade on 2nd Avenue. The foregoing restriction shall not apply to signage for retail tenants or to Landlord’s own signage except that so long as Tenant retains the right to exterior façade signage and the right to identify the Building by name, (x) Landlord shall not have the right to install or to permit others to install any signage in the Protected Sign Area and (y) Landlord shall not have the right to install building-top signage that would contradict or cause confusion as to the name of the office tower portion of the Building (which excludes the retail village, Open Space and Arts Space) as Qualtrics Tower.
ARTICLE XI
GUARANTY
11.1Guaranty. Simultaneously with Tenant’s execution of this Lease, Tenant shall deliver to Landlord a Guaranty of Lease executed by the Guarantor in the form attached hereto as Exhibit I (the “Guaranty”). Failure to provide the Guaranty shall be a material default under this Lease and shall entitle Landlord to terminate this Lease immediately. If requested by Landlord during the Term, Tenant shall cause Guarantor to reaffirm the Guaranty in writing. It shall be an Event of Default under this Lease if (a) Guarantor ceases to exist as an ongoing business with assets comparable to the Guarantor’s assets at the time the Guaranty is signed, or (b) Guarantor refuses to submit to jurisdiction of a United States court in either case unless, within ten (10) business days after written demand, Tenant provides a substitute guaranty from an entity formed in the United States approved by Landlord in its reasonable discretion or provides a cash security deposit in an amount reasonably determined by Landlord.
ARTICLE XII
INSPECTION
12.1Tenant shall permit Landlord, Landlord’s Representatives, and the holder of any Mortgage, to enter the Premises at any time and from time to time during normal business hours (except in the case of an emergency), without charge therefor and without diminution of the rent payable by Tenant, in order to examine, inspect or protect the Premises and the Building, to make such alterations, improvements and/or repairs as in the sole but reasonable judgment of Landlord may be deemed necessary or desirable, or to exhibit the same to brokers, prospective tenants (during the last twelve (12) months of the Lease Term), lenders, purchasers and others. Except in the event of an emergency, Landlord shall give Tenant advance notice (which may be made by telephone or email) of any such entry and permit Tenant to have a representative present at such time; and Landlord shall use commercially reasonable efforts to minimize disruption to Tenant’s normal business operations in the Premises in connection with any such entry (but same shall not prohibit Landlord from performing maintenance and repairs during business hours nor require Landlord to employ overtime or other premium pay labor or other costs in connection therewith unless Tenant pays such excess costs). Janitorial service within the Premises shall be provided after Building Hours.

ARTICLE XIII
INSURANCE
13.1Increase in Cost. Tenant shall not conduct or permit to be conducted any activity (other than the Permitted Use), or place or permit to be placed any equipment or other item in or about the Premises or the Building, which will in any way increase the rate of property insurance or other insurance on the Building. If any increase in the rate of property or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent the amount of such increase. Landlord shall exclude from Operating Charges any such increase attributable to any other tenants of the Building. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item of Tenant or another Building tenant shall be conclusive evidence thereof.
13.2Required Coverage. Throughout the Lease Term, each of Tenant and Landlord shall obtain and maintain, at its respective sole cost and expense, except as provided in Exhibit E attached hereto, insurance coverages of the type and in such amounts as set forth in Exhibit G attached hereto.
ARTICLE XIV
SERVICES, UTILITIES AND COMMON AREAS
14.1Service and Utilities. Subject to Tenant’s obligations specified in this Lease, from and after the Rent Commencement Date, Landlord will provide to the Premises the following services and utilities in accordance with applicable Law and in a manner commensurate with operation and maintenance of a class A downtown office building: (a) heating, cooling and ventilation during Building Hours (b) Building standard janitorial service after 5:30 p.m. on Monday through Friday (or, at Landlord’s option, Sunday through Thursday) only (excluding Holidays), (c) electric power from the utility provider sufficient for customary lighting purposes and normal office use, (d) standard hot and cold water in bathrooms provided by Landlord and cold water in kitchenettes/pantry areas (Tenant shall be responsible for installing water heaters to serve such areas); (e) passenger elevator service (with at least two (2) elevators in operation at all times, except in the event of an emergency), (f) landscaping and snow removal during the seasons they are required, (g) exterior window cleaning service, and (h) access controls, lobby staff and roving tours by unarmed personnel. If Tenant requires heating, cooling or ventilation beyond the Building Hours, then Landlord will furnish the same upon request in accordance with the Landlord’s customary procedures for the Building. Water usage in excess of that described in clause (d) above shall be considered excess usage and shall be provided at Tenant’s cost under Section 14.3. Tenant shall pay for such extra service in accordance with Landlord’s then current schedule of costs and charges, which shall reflect Landlord’s reasonably estimated cost of providing such service (including, without limitation, a reasonable activation fee and Landlord’s reasonable allocation of the costs for electricity, water, sewer, water treatment, labor, metering, filtration, equipment depreciation, wear and tear and repairs and maintenance to provide such services) but without a profit increment. HVAC services provided by Landlord to Tenant are based upon an assumed maximum premises population in the Premises of one (1) person per 120 square feet of rentable area, which limit Tenant shall in no event exceed. Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty four (24) hours per day each day of the year (except in the event of an emergency and subject to Landlord’s reasonable security requirements) subject to reasonable periods of closure for testing of mechanical and life safety equipment and repairs and maintenance. To the extent allowed by Law, Landlord will attempt to schedule such testing outside of Building Hours. Landlord shall provide a card key (or similar type of) access system to provide access to the Building and the Parking Facility (defined in Section 24.1) at times other than Building Hours. An initial supply of up to 2,100 access cards shall be provided to Tenant at no cost to Tenant and Landlord may charge Tenant for all additional or replacement cards at Landlord’s then-current standard and reasonable charge. Tenant is responsible for all access cards issued to Tenant and must immediately deactivate the card of any person who is no longer authorized to access the Premises. Such access cards shall be issued by Landlord to the specific individuals that are designated by Tenant. All persons entering or exiting the Building at times other than the Building Hours shall, at Landlord’s discretion, be required to sign in and out.
14.2Costs. As part of its initial Alterations, Tenant shall install, operate and maintain Building standard submeters to ascertain Tenant’s actual electricity consumption in the Premises. Tenant shall pay Landlord for Tenant’s electrical consumption for the Premises as measured by the submeters at the then current rates and charges charged by the electric service provider selected and used by Landlord.
14.3Excess Usage. Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. All water uses except for the water to be provided under Section 14.1(d) above is excess and must be identified in advance. Landlord may install or may require Tenant to install, at Tenant’s expense, submeters to ascertain Tenant’s actual water consumption in all or any part of the Premises that is not devoted to standard office use, including but not limited to Tenant installed showers, washing machines, cafeterias and commercial kitchens (as opposed to kitchenette or pantry areas), and areas used for laboratory or research and development purposes provided that the foregoing shall not be deemed to be permission for any such uses.
14.4Amenities. Subject to Tenant’s obligations specified in the Lease, as part of the initial development of the Building, Landlord shall provide the Fitness Facility, Bike Room, Conference Facilities, Rooftop Terrace and Arts Space (collectively, the “Amenities”). Tenant and its employees whose primary work location is the Premises shall have the non-exclusive right to use the Amenities during the Lease Term.
(a)Fitness Facility: Landlord shall provide unstaffed fitness facilities in the Building including locker facilities, showers, saunas, restrooms, and exercise equipment with towel service (the “Fitness Facility”), which shall be available to Tenant and Tenant’s employees free of direct rental charge (except as part of Pass-Through Expenses). Landlord may not charge Tenant’s employees a monthly access fee for general access and use of the Fitness Facility but may charge for classes or other specific services. Tenant’s employees whose primary work location is the Premises shall have the non- exclusive right to utilize the Fitness Facility twenty-four (24) hours per day each day of the year (except in the event of an emergency or if Landlord finds it reasonably necessary for security or other reasons to modify the hours of the Fitness Facility). Use of the Fitness Facility will be limited to tenants of the Building and their employees, on a non-exclusive basis. Tenant and its employees shall use the Fitness Facility at their own risk and will provide such reasonable certifications of waiver of liability as Landlord may reasonably request from time to time. Without limiting the generality of the foregoing, each user of the Fitness Facility shall be required to execute and deliver a waiver of liability in a reasonable form to be provided by Landlord. Notwithstanding anything in this Lease to the contrary, as part of Operating Charges, Landlord shall have the right at any time, in its sole and absolute discretion, to staff the Fitness Facility (or not) and contract or terminate any party hired in connection therewith. As used herein, the reference to “Tenant’s employees” also includes the employees of Tenant’s subtenants and/or Business Affiliates whose primary work location is the Premises, to the extent Tenant authorizes any such employees to use the Fitness Facility.
(b)Conference and Event Space: Landlord shall provide unstaffed conference rooms and event space in separate locations within the Building (the “Conference Facilities”), which shall be available to Tenant free of direct rental charge (except as part of Pass-Through Expenses). Tenant shall have the non-exclusive right to use the Conference Facilities. The Conference Facilities will be available for reservations through Landlord’s customary reservations system provided that Tenant may not reserve the Conference Facilities for more than its Proportionate Share of time available for reserved use. Tenant shall schedule Tenant’s use of the Conference Facilities with Landlord’s property manager a reasonable period of time as determined by Landlord in its reasonable discretion in advance of Tenant’s use of the Conference Facilities. In the event of scheduling conflicts or high periods of usage, Landlord shall have the right to determine availability in its reasonable discretion. Landlord reserves the right to charge a reservations fee if tenants reserve the Conference Facilities and fail to either cancel the reservation or use the Conference Facilities at the reserved time. If Tenant requests set-up or technology assistance with respect to its use of the Conference Facilities or if Landlord incurs additional out of pocket costs as a result of Tenant’s use (e.g. excess janitorial or security costs), Tenant shall pay Landlord’s customary fee for those services. The Conference Facilities do not include the areas in the Building dedicated to arts and cultural uses under the master use permit for the Building.
(c)Rooftop Terrace: Subject to applicable regulatory prohibitions and restrictions, the Building shall contain a rooftop terrace on floor 19 (which excludes the inside event space) which is the top of the low-rise portion of the office building (the “Rooftop Terrace”) that will be available for use by Tenant and its employees on a non-exclusive basis during and outside of the Building Hours, except (i) in the event of emergency and (ii) where Landlord has permitted another tenant temporary exclusive use of the Rooftop Terrace. With prior authorization from Landlord and subject to availability and to compliance with rules and regulations established by Landlord (including Tenant’s executing Landlord’s commercially reasonable form of waiver and use agreement and reimbursing Landlord as additional rent for all costs associated therewith including, but not limited to, clean up and security costs), Tenant shall have the right to hold exclusive reserved events on the Rooftop Terrace during or outside of Building Hours but may not reserve the Rooftop Terrace for more than its Proportionate Share of time available for private events. Landlord shall manage time available for private events on an equitable basis so that each tenant has the opportunity to reserve the Rooftop Terrace for private events for its Proportionate Share of time available for private events during seasons with good weather. Private events scheduled outside of Building Hours may incur additional charges. The Rooftop Terrace is a non-smoking area. Tenant shall use the Rooftop Terrace at its own risk and Landlord shall not be liable to Tenant or any of its invitees for injuries received while using the Rooftop Terrace and adjacent area (except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives acting within the scope of their authority). If Landlord provides set-up, cleaning or other services with respect to Tenant’s use of the Rooftop Terrace, Tenant shall be billed on a reasonable basis for those services.
(d)Bicycle Room. Landlord shall provide one or more dedicated areas for parking and storage of bicycles and bicycle trailers, electric bike charging, as well as a bicycle work room in the Building’s Parking Facility (the “Bike Room”). The Bike Room shall be for the exclusive use of occupants of the Building (including employees of Tenant whose primary work location is the Premises) and shall be in addition to the public bicycle racks included as part of the Open Space. Tenant shall not have the right to more than its Proportionate Share of available Bike Room access cards.
(e)Arts and Cultural Space. The Building includes certain interior space that is dedicated to certain arts and cultural uses (collectively, the “Arts Space”) which will be operated in accordance with the land use permits applicable to the Building. Building tenants may schedule use of Arts Space from time to time. In addition to the Landlord’s rules and regulations, use of the Arts Space is subject to the terms of the Building’s land use permits and related agreements as well as to any rules, regulations or other requirements imposed by the City of Seattle from time to time.
(f)Open Space. In addition to the Amenities, the Building includes a multi-level covered plaza and outdoor patio areas, at or near the ground floor of the Building (collectively, the “Open Space”) that are available for non-exclusive use by Building tenants in common with members of the general public in accordance with the land use permits applicable to the Building. In addition to the Landlord’s rules and regulations, use of the Open Space is subject to the terms of the Building’s land use permits and related agreements as well as to any rules, regulations or other requirements imposed by the City of Seattle from time to time.
(g)Use of Amenities and Open Space. Use of the Open Space and the Amenities shall, in addition to the foregoing provisions of Sections 14.4(a), 14.4(b) and 14.4(c), be in accordance with all applicable provisions of this Lease (including, without limitation, the insurance and indemnity provisions) and subject to such reasonable rules and regulations as Landlord may reasonably promulgate and enforce from time to time. As part of Operating Charges, Landlord shall maintain the Amenities in first-class condition and repair. Landlord shall have the right at any time, in its sole but reasonable discretion, to: (1) modify the hours of operation of any of the Amenities; (2) modify the size, type, capacity or configuration of the Amenities; (3) relocate any of the Amenities to another portion of the Building; (4) perform any other reasonable act with respect to the Amenities; or (5) add additional amenities for use by Building tenants. In the event that Landlord makes any modification with respect to the Amenities pursuant to the immediately preceding sentence, the costs of such modification shall be included within Operating Charges except as excluded pursuant to the definition of Operating Charges. Notwithstanding anything herein to the contrary, Landlord shall not eliminate any of the Amenities during the first three (3) years of the Lease Term or make any changes to the Amenities (or their operation) that essentially deprive Tenant of their benefit. Further, Landlord shall make reasonable efforts to enforce its rules and regulations with respect to the Amenities so that the use thereof by any other tenants or occupants in the Building (including, without limitation, with respect to the Conference Facilities and/or Rooftop Terrace) shall not be conducted in a manner which substantially and unreasonably interferes with Tenant’s use of the Premises. If Tenant is bothered by odors or unreasonably loud noises from the Conference Facilities and/or Rooftop Terrace and brings them to Landlord’s attention while they are occurring, Landlord shall make commercially reasonable efforts to cause the users of the Conference Facilities and/or Rooftop Terrace to stop making the odors or unreasonably loud noises.
ARTICLE XV
LIABILITY OF LANDLORD
15.1Claims. Landlord and Landlord’s Representatives shall not be liable to Tenant, any Agent or any other person or entity for any damage, injury, loss or claim based on or arising out of any cause whatsoever (except as otherwise provided in this Lease), including the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or the Building or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other crime or casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement (except as otherwise expressly set forth in this Lease). Any property placed by Tenant or any Agent in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor (except to the extent any loss of or damage to any such property is caused by the negligence or willful misconduct of Landlord, its contractors or Landlord’s Representatives). Any person receiving an article delivered for Tenant shall be acting as Tenant’s agent for such purpose and not as Landlord’s agent. For purposes of this Article, the term “Building” shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any damage, injury, loss or claim to the extent caused by the negligence or willful misconduct of Landlord, or Landlord’s Representatives; provided, however, that neither Landlord nor any of Landlord’s Representatives (nor any past, present or future board member, partner, trustee, director, member, officer, employee, agent, representative or advisor of any of them) shall under any circumstances be liable for (a) any exemplary, punitive, consequential or indirect damages (or for any interruption of or loss to business) in connection with or relating to this Lease or (b) any criminal act or breach of security by unrelated third parties.
15.2Indemnities.
(a)Tenant Indemnification of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord, or its contractors or Landlord’s Representatives or any breach of this Lease by Landlord, Tenant shall reimburse Landlord, its parent, subsidiaries and related entities, the holder of each Mortgage and each of their respective managers, members, directors, officers, employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all Claims suffered by or claimed against them by third parties to the extent caused by: (i) the use and occupancy of the Premises, the Open Space or any of the Amenities or other common areas of the Building by Tenant or its Agents, (ii) any negligent or willful act or omission of Tenant or any Agent, (iii) any breach of Tenant’s obligations under this Lease beyond any applicable notice and cure period, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (iv) any entry by Tenant or any Agent upon the Land prior to the Lease Commencement Date. Except as set forth in Section 6.4 or in Article XXII, in no event, however, shall Tenant have any liability to Landlord for (i) consequential damages or (ii) any Claims arising out of any criminal act or breach of security by an unrelated third party who is not an Agent.
(b)Landlord Indemnification of Tenant. Except to the extent caused by the negligence or willful misconduct of Tenant or an Agent of Tenant or any breach of this Lease by Tenant, Landlord shall reimburse Tenant, its parent, subsidiaries and related entities, and each of their respective managers, members, directors, officers, employees and agents, and shall indemnify, defend upon request and hold them harmless from and against all Claims suffered or claimed against them by third parties to the extent caused by: (i) any negligence or willful misconduct of Landlord or its employees or authorized agents acting within the scope of their authority, (ii) any breach of this Lease beyond any applicable notice and cure period, or (iii) Landlord’s use or control of the common areas of the Building and the Building Structure and Systems. Except as set forth in Section 6.4, in no event, however, shall Landlord have any liability to Tenant for (i) interruption or loss to Tenant’s business or any consequential damages or (ii) any Claims arising out of any criminal act or breach of security by an unrelated third party.
15.3Transfer. In the event Landlord transfers the Building and this Lease to a new owner, the transferring Landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after the date of such transfer (provided that the transferee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date). Each Landlord shall be liable under this Article XV only for Claims arising out of events occurring during the period of its ownership. Within five (5) days after request, Tenant shall attorn to any transferee landlord and execute, acknowledge and deliver any commercially reasonable document submitted to Tenant confirming such attornment provided such transferee assumes the obligations of Landlord hereunder which accrue from and after the date of the transfer.
15.4No Setoff. The obligations of Tenant under this Lease are separate and independent covenants and agreements, such that all such obligations of Tenant, including the obligation to pay Base

Rent, additional rent and other sums due hereunder, shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. Such waiver and acknowledgements by Tenant are a material inducement to Landlord entering into this Lease. To the extent of any conflicts or inconsistencies between the terms and provisions of this Section 15.4 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Section 15.4 shall control. Except as otherwise expressly set forth in this Lease, Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord. No counterclaims may be raised in any unlawful detainer proceeding initiated by Landlord; provided, however, that the foregoing shall not prohibit Tenant from asserting a compulsory counterclaim in any unlawful detainer proceeding instituted by Landlord against the Tenant that is required to be brought by applicable statute and any compulsory counterclaim will be deemed forever waived if not then asserted by Tenant.
15.5Limitation of Liability. If Tenant or any Agent is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Building which shall be deemed to include (subject to rights of the holder of any Mortgages) proceeds actually received by Landlord from any sale of the Building (net of all expenses of sale), insurance or condemnation proceeds, and rental income from the Building (net of all expenses) to the extent all of the foregoing are held in an account for Landlord and have not been applied or distributed by Landlord in the ordinary course of business (i.e., not as a fraud against creditors). No other asset of Landlord, and no asset of any of Landlord’s Representatives or the holder of any Mortgage (or any past, present or future board member, partner, director, member, officer, trustee, employee, agent, representative or advisor of any of them (each, an “officer”)) or any other person or entity, shall be available to satisfy or be subject to any such judgment. No such Landlord’s Representative, holder of a Mortgage, officer or other person or entity shall be held to have personal liability for satisfaction of any claim or judgment against Landlord whatsoever under this Lease.
ARTICLE XVI
RULES
16.1Tenant and Agents shall abide by and observe any rules and regulations and any amendments or supplements to such rules and regulations that Landlord may reasonably promulgate from time to time provided that written notice thereof is given and such rules and regulations are consistent with prudent practices of first-class office buildings in the vicinity of the Building. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein except that if a rule conflicts with an express right granted to Tenant under this Lease, the language in this Lease shall control. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably discriminates among similarly situated tenants.
ARTICLE XVII
DAMAGE OR DESTRUCTION
17.1General. If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then, Landlord shall diligently repair and restore the Premises (such restoration of the Premises to exclude any Alterations or any other contents of the Premises installed by or on behalf of Tenant (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment or personal property)) and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord’s reasonable judgment such repair and restoration cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction.
(a)If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable or used after such damage or destruction) and paid to the earlier of the date of termination or the date Tenant completely vacates and abandons the Premises on account of such damage and Landlord shall be entitled to any insurance proceeds received by Tenant that are attributable to Tenant’s Work (as defined in Exhibit B) and other improvements insured or required to be insured by Tenant that would remain in the Premises at the end of the Lease Term.
(b)If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay rent only for the portion of the Premises that is usable while such repair and restoration are being made; provided, however, that (i) if such damage or destruction was caused by the negligence or willful misconduct of Tenant or any Agent, then Tenant shall not be entitled to any such rent reduction except to the extent Landlord receives rent loss insurance proceeds allocable to this Lease; and (ii) if Tenant fails to pay over to Landlord insurance proceeds within ten (10) business days after receipt thereof from Tenant’s insurance (to the extent such insurance proceeds are payable to Landlord hereunder) any such rent abatement shall end on the date when Landlord would have been able to substantially complete repair and restoration of the Premises had Tenant timely paid Landlord such insurance proceeds.
(c)After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant), Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (i) if such damage or destruction was caused by the negligence or willful misconduct of Tenant or any Agent, then Tenant shall pay Landlord’s deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction (or, if Landlord fails to maintain the insurance required by Section 13.2, that Landlord would have received to the extent Landlord maintained such insurance required by Section 13.2), (ii) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, and (iii) Landlord shall not be required to repair or restore any Alterations installed in the Premises including Alterations made as part of Tenant’s Work (except to the extent Landlord receives proceeds therefor from Tenant’s insurance) or any other contents of the Premises installed therein by or on behalf of Tenant or anyone claiming through Tenant or anyone claiming through Tenant (including, without limitation, Tenant’s trade fixtures, decorations, furnishings, equipment or personal property).
(d)Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (i) insurance proceeds plus deductibles are insufficient to pay the full cost of such repair and restoration (so long as Landlord maintains the insurance required by Section 13.2), (ii) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (iii) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (iv) the damage to the Building exceeds thirty five percent (35%) of the replacement value of the Building.

(e)If Landlord’s restoration as required by the first paragraph of this Section 17.1 is not substantially completed on or before the date (“Outside Restoration Date”) that is the later of (i) two hundred seventy (270) days after the date of the occurrence of such damage or destruction, or (ii) the date that is two hundred seventy (270) days after Landlord receives the insurance proceeds necessary to fund such restoration (which Outside Restoration Date shall be subject to extension where the delay in completion of such work is due to events described in Section 25.21) then Tenant shall have the right to terminate this Lease at any time after the expiration of such period until the restoration is substantially completed, such termination to take effect as of the sixtieth (60th) day after the date of receipt by Landlord of Tenant’s notice of termination, with the same force and effect as if such date were the date originally established as the expiration date hereof; provided that if restoration is substantially completed within sixty (60) days after Tenant’s notice of termination, then Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. Notwithstanding the foregoing, the Outside Restoration Date shall not be more than fifteen (15) months after the date of the occurrence of such damage or destruction
17.2Termination Right. Within forty-five (45) days after the occurrence of the damage or destruction described in Section 17.1, Landlord shall determine in its sole but reasonable judgment whether the repairs and restoration can be substantially completed within one hundred eighty (180) days after the date of such damage or destruction and shall notify Tenant of such determination. In the event that (a) Landlord has not already elected to terminate this Lease pursuant to this Article, and (b) Landlord’s notification indicates that the repairs and restoration cannot be substantially completed within one hundred eighty (180) days after the date of such damage or destruction, then Tenant shall have the right exercisable no later than ten (10) business days after delivery of such notice to terminate this Lease by providing written notice to Landlord (which date of such termination shall be not more than thirty (30) days after the date of Tenant’s notice to Landlord). Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease if the acts or omissions of Tenant or any Agent shall have caused the damage or destruction.
ARTICLE XVIII
CONDEMNATION
18.1General. If one third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “condemned”), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority this Lease shall terminate with respect to the part of the Premises so condemned (and thereafter Tenant shall pay the rent only for the remaining portion of the Premises not so condemned). Landlord shall notify Tenant of any condemnation contemplated by this Section promptly after Landlord receives notice thereof. Within ten (10) days after receipt of such notice, Tenant shall have the right to terminate this Lease with respect to the remainder of the Premises not so condemned as of the date title vests in such authority if such condemnation renders said remainder of the Premises unusable for their intended purpose. Notwithstanding anything herein to the contrary, if twenty five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.
18.2Tenant Rights. All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation or moving expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.
ARTICLE XIX
DEFAULT
19.1General. If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Article XIX shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, all obligations contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant’s liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant’s right of possession is terminated, following an Event of Default Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion.
(a)If an Event of Default has occurred and Tenant has vacated the Premises, and if Landlord has terminated this Lease as a result of such Event of Default, then Landlord shall thereafter use reasonable efforts to re-let the Premises promptly after Landlord regains full legal possession; provided, however, that Tenant agrees that Landlord shall not have any duty to give higher priority to reletting of the Premises over the leasing other space in the Building and that Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant. In no event shall Landlord be required to re- let the Premises: (i) before leasing similar vacant space in the Building; or (ii) for a rental less than the then-current fair market rental value for office space in the Building; (iii) to any tenant that does not meet Landlord’s then-current criteria for direct leases of a comparable amount of space; or (iv) under any terms that would require Landlord to incur any expenses greater than the sum that Tenant pays to Landlord as damages.
(b)If an Event of Default has occurred, promptly after Landlord regains full legal possession of the Premises Landlord shall use commercially reasonable efforts to mitigate its damages. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided. In connection therewith, upon the occurrence of an Event of Default, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant’s Event of Default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole but reasonable discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord

(notwithstanding Landlord’s reasonable efforts) to relet all or any portion of the Premises or to collect any rent due upon such reletting. In the event that Landlord relets the Premises or any part thereof for a term which extends beyond the date on which the Lease Term would have expired but for Tenant’s Event of Default, any obligation under this Article XIX for Tenant to reimburse Landlord for the reletting costs (including, without limitation, advertising fees, brokerage fees, and placing the Premises in rentable condition) shall be prorated accordingly (with Landlord being responsible for the portion of such costs allocable to any period after the date on which the Lease Term would have expired but for Tenant’s Event of Default).
19.2Damages. Upon the occurrence of an Event of Default, whether or not this Lease is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such Event of Default, for the unamortized balance of any abatement amount granted by Landlord in connection with this Lease (such amount being amortized over the initial Lease Term on a straight-line basis, without interest), and for all costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees and costs, brokerage fees, expenses incurred in placing the Premises in first class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) reasonably incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord’s election shall, to the extent permitted by applicable Law, be either: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant’s Event of Default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s Event of Default and continuing until the date on which the Lease Term would have expired but for Tenant’s Event of Default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term); or (b) as liquidated, final damages, an amount equal to the difference between (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant’s Event of Default through the end of the scheduled Lease Term, and (ii) the fair market value rental of the Premises over the same period (net of all expenses (including reasonable attorneys’ fees) and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), as determined by Landlord in its reasonable discretion, which difference shall be discounted to present value at a rate equal to one (1) whole percentage point above the discount rate in effect on the date of payment at the Federal Reserve Bank nearest the Building, and which resulting amount shall be payable to Landlord in a lump sum within thirty (30) days following demand (which demand shall include reasonable supporting documentation with respect to the amount claimed by Landlord hereunder), it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. For purposes hereof, if Landlord elects to require Tenant to pay damages in accordance with this Paragraph clause (b) above, the total rent shall be computed by assuming the Operating Charges and Real Estate Taxes to be the same as were payable for the twelve (12) calendar months (or if less than twelve (12) calendar months have been elapsed since the Effective Date, the partial year) immediately preceding such termination of re- entry and with an annual rate of increase of three percent (3%). Tenant shall pay all expenses (including reasonable attorneys’ fees) reasonably incurred by Landlord in connection with or as a result of any Event of Default whether or not a suit is instituted. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession.
19.3Rights and Remedies Cumulative. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord or Tenant to exercise or enforce any of its respective rights or remedies or the other party’s obligations (except to the extent a time period is specified in this Lease therefor) shall constitute a waiver of any such or subsequent rights, remedies or obligations. Neither party shall be deemed to have waived any default by the other party unless such waiver expressly is set forth in a written instrument signed by the party against whom such waiver is asserted. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.
19.4No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.
19.5Default Rate. If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, after written notice to Tenant, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the “Default Rate”) equal to the greater of twelve percent (12%) per annum or the rate per annum which is three (3) whole percentage points higher than the Prime Rate from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by applicable Law.
19.6Late Charges. If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date such payment is due and payable (without regard to any grace period), then Landlord shall have the right to impose upon Tenant in writing a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by applicable Law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand. Notwithstanding the foregoing, such late charge and interest shall not apply to the first two late payments in any calendar year, provided that Tenant cures such late payment within five (5) business days after written notice thereof.
19.7Security Lien. Landlord waives all contractual, statutory and constitutional liens held by Landlord, whether now or in the future, with respect to the computers, files, software, and proprietary information (including any equipment containing any of the foregoing) located in or at the Premises. If any of such materials remain in the Premises after termination of this Lease, Tenant shall be deemed to be in possession of the Premises until all of such materials have been removed.
19.8Joint and Several Liability. If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.
19.9Landlord Default. If (a) Landlord fails to provide janitorial service within the Premises to the standard required hereunder, and (b) such failure is not cured within thirty (30) days after Tenant delivers a written notice to Landlord and the holder of any Mortgage that has been identified to Tenant in writing identifying in reasonable detail the alleged default by Landlord and stating in bold, capital letters “FAILURE TO ACT MAY RESULT IN TENANT EXERCISING SELF-HELP RIGHTS”, then Tenant will have the right (but not the obligation) to provide janitorial service within the Premises provided Landlord does not commence to cure such default within such thirty (30) day period and thereafter proceed with due diligence to complete the cure. Tenant agrees that Tenant’s rights to exercise any such self-help remedy shall be strictly limited to the Premises and, if Tenant is entitled and elects to rectify any default as aforesaid, Tenant will effect such cure in a reasonable manner to the same standard as Landlord is required to satisfy and so as not to interfere unreasonably with the rights of third parties, including other tenants. Landlord shall reimburse Tenant for the reasonable costs and expenses incurred by Tenant in rectifying defaults as aforesaid within thirty (30) days after written demand accompanied by supporting invoices. If Landlord fails to reimburse Tenant for the amounts under this Section 19.9 within said 30- day period, after Tenant delivers a written notice to Landlord and the holder of any Mortgage that has been identified to Tenant in writing setting forth the amount due and stating in bold, capital letters “FAILURE TO MAKE A PAYMENT MAY RESULT IN TENANT OFFSETTING AGAINST RENT”, offset the amount stated in such notice against its payment of rent payable under this Lease. Tenant agrees that the cure or rectification by any party entitled to receive notice hereunder will be deemed a cure or rectification by Landlord hereunder. Any act done by Tenant pursuant to this Section 19.9 will not constitute a waiver by Tenant of any such default by Landlord or a waiver of any covenant, term or condition herein contained or the performance thereof.
If Landlord disputes Tenant’s right to exercise self-help or offset rights, then in the event Tenant does not prevail in such dispute, Tenant shall promptly pay to Landlord an amount equal to the sum of the amount so set off, if any, plus interest thereon at the Default Rate, plus Landlord’s costs and expenses incurred in connection with such dispute (including without limitation, reasonable attorneys’ fees, costs and disbursements).
ARTICLE XX
BANKRUPTCY
20.1Upon occurrence of an Event of Bankruptcy (as defined in Rider 1), Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the “Case”) in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord’s right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, “Trustee”) to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post- petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee desires to assume and assign this Lease to any person who shall have made a bona fide offer, then Trustee shall give Landlord written notice of such proposed assignment (which notice shall set forth the name and address of such person, all of the terms and conditions of such offer, and the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease) no later than fifteen (15) days after receipt by Trustee of such offer, but in no event later than thirty (30) days prior to the date Trustee shall make application to the appropriate court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Trustee given at any time prior to the effective date of such proposed assignment, to accept (or to cause Landlord’s designee to accept) an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case (or such other period as may be provided by the Bankruptcy Code or allowed by the United States Bankruptcy Court for same), then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX.
ARTICLE XXI
SUBORDINATION
21.1General. This Lease is subject and subordinate to the lien, provisions, operation and effect of all Mortgages, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. Said subordination and the provisions of this Section shall be self-operative and no further instrument of subordination shall be required to effect such subordination. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage. Landlord represents and warrants that the Building is not encumbered by any Mortgage as of the Effective Date, except for the Ground Lease. Notwithstanding anything to the contrary, with respect to any future Mortgage to which this Lease would be subordinated, such subordination shall be conditioned on Tenant’s receipt of a nondisturbance agreement which provides that Tenant’s rights under this Lease shall not be disturbed so long as Tenant is not in default (beyond applicable notice and cure periods) hereunder, subject to standard lender carve-outs. Landlord shall cooperate with Tenant to facilitate negotiation of commercially reasonable changes to the holder’s standard form at no material cost to Landlord.
21.2Attornment. Tenant shall at Landlord’s request promptly execute any requisite document confirming such subordination within ten (10) business days following such request on the commercially reasonable form of the holder of any Mortgage. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. Upon any such transfer, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by or required to credit Tenant with any prepayment of the Base Rent or additional rent more than thirty (30) days in advance or any deposit, rental security or any other sums deposited with any prior landlord under the Lease (including Landlord) unless said sum is actually received by such transferee, (b) bound by any amendment, modification or termination of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment (except as may otherwise be unilaterally effectuated by Tenant in accordance with the terms and provisions of this Lease), (c) liable for any breach, act or omission of any prior landlord under the Lease (including Landlord) or any damages arising therefrom; (d) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), (e) bound by any obligation which may appear in this Lease to maintain the Amenities, if any, (f) liable for any late completion of any construction of the Premises or tenant improvement work to the Premises commenced or agreed to by any prior landlord under the Lease (including Landlord), (g) liable for payment of any damages or penalties payable by any prior landlord under the Lease (including Landlord) to Tenant including but not limited to penalties for failure to deliver the Premises in a timely fashion, or (h) bound by any obligation which may appear in this Lease to pay any sum of money to Tenant; provided, however, that after succeeding to Landlord’s interest under this Lease, such transferee shall (i) perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer, (ii) perform in accordance with the terms of this Lease any repair or maintenance obligation of Landlord (regardless of whether the need for such repair or maintenance arose prior to the date of such transfer) and (iii) be responsible for any portion of the Construction Allowance not previously paid hereunder to Tenant in accordance with the terms of Exhibit B, but not more than the amount Tenant identifies as outstanding on the estoppel certificate executed by Tenant and delivered to such transferee prior to the date it takes title. Within ten (10) business days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.
ARTICLE XXII
HOLDING OVER
22.1If Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof in the condition required hereunder upon the expiration or earlier termination of the Lease Term, then Tenant shall be in holdover and the Base Rent payable by Tenant hereunder for each month or partial month of such holdover shall equal one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holdover period. In addition, Tenant shall continue to pay additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period including Pass-Through Expenses. Such holdover fee shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises has been vacated and possession thereof surrendered by Tenant to Landlord in the condition required under this Lease. Notwithstanding any other provision of this Lease, Landlord’s acceptance of such holdover fee shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy at sufferance and not a tenancy at will or tenancy from month to month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto. In the event that any such holdover continues for a period of sixty (60) days or more, Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any and all claims for damages by any other tenant or third person to whom Landlord may have leased all or any part of the Premises effective on or after the termination of this Lease, and shall pay Landlord for any loss, cost, expense, damages and liabilities incurred by Landlord as a result of such holding over, including, without limitation, reasonable attorneys’ fees and Landlord’s lost revenues.
ARTICLE XXIII
COVENANTS OF LANDLORD
23.1Quiet Enjoyment. Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall have the right during the Lease Term to occupy and enjoy the full possession of the Premises without hindrance or objection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.
23.2Reservation of Rights. Subject to other applicable terms and provisions expressly provided in this Lease, Landlord reserves the following rights: (a) to change the street address provided that Tenant’s access to the Premises is not materially and adversely affected; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of, and make additions to, the Building provided that Tenant’s access to the Premises is not materially and adversely affected; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the plenum areas of the Premises (provided, however, that the same shall not be visible within the interior of the Premises provided Tenant installs a ceiling grid and tiles throughout the Premises); (d) to grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with Tenant’s Permitted Use of the Premises; (e) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to resubdivide the Land or to combine the Land with other lands; (g) to relocate any parking areas designated for Tenant’s use, provided the same are on the Land; (h) intentionally omitted; (i) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (j) to add, remove or change any amenities provided in the Building to respond to market conditions and user demands (except as otherwise provided in this Lease); and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Before exercising its rights under Subsection (c) above, Landlord shall consult with Tenant regarding the design of any intrusions to be located within the Premises. Subject to the other applicable terms and provisions expressly provided in this Lease, Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant’s business or use or occupancy of the Premises and Tenant shall have no claim against Landlord in connection therewith. With respect to (b), (c), (e), (g), (i), (j), and (k) above, Landlord shall use commercially reasonable efforts to minimize the adverse impacts on Tenant’s normal business operations in the Premises and Tenant’s access thereto, or, subject to Section 10.2, the visibility of Tenant’s exterior signage (subject, however, in all cases to governmental requirements, emergencies and/or temporary maintenance and repair activities). Such efforts shall not require Landlord to employ contractors or labor at overtime or other premium pay rates or incur any other overtime costs. Smoking is prohibited in the Building. Smoking is prohibited on all decks and in the plaza and Tenant shall ensure that its Agents do not smoke in such areas.
23.3No Interference. Notwithstanding anything contained in this Lease to the contrary, Landlord may at any time elect to alter, rehabilitate, renovate or otherwise improve all or any portion of the Building, the Premises or property of which the Premises are a part so long as such construction does not adversely affect Tenant’s normal business operations in the Premises or Tenant’s access thereto, or, subject to Section 10.2, the visibility of Tenant’s exterior signage. Without limiting the generality of the foregoing, Tenant acknowledges that Landlord may undertake major renovations (including work with respect to the exterior façade, elevators, windows and columns and the construction of additional floors). In connection with any such work, Landlord may erect scaffoldings, sidewalk bridges, and other appurtenances, and certain windows in the Premises may be permanently blocked due to the addition of building amenities. Tenant agrees not to interfere with such work, and that such alterations shall not constitute an actual or constructive eviction, in whole or in part, and rent shall not abate while such work is being undertaken by reason of loss or interruption of the business of the Tenant or otherwise, nor shall Tenant have any claims against Landlord by reason of such work; provided, that in all such cases, Landlord shall not exercise any such rights in a manner which would materially and adversely affect during Building Hours Tenant’s normal business operations in the Premises or Tenant’s access thereto, or, subject to Section 10.2, the visibility of Tenant’s exterior signage.
ARTICLE XXIV
PARKING
24.1General. Commencing on the earlier of the Rent Commencement Date or the date Tenant commences operations in the Premises, Tenant shall purchase and Landlord shall provide (or cause the Parking Facility operator (the “Operator”) to provide) to Tenant monthly parking permits for the unreserved parking of standard sized passenger automobiles in the garage of the Building (the “Parking Facility”) in an amount equal to the Parking Allotment.
24.2Reduction in Parking Allocation. Tenant shall have a one-time right effective as of the last day of the second (2nd) Lease Year to reduce the Parking Allocation by no more than twenty-five percent (25%) (approximately 46 spaces). Tenant must notify Landlord in writing no later than the date that is thirty (30) days before the last day of the second (2nd) Lease Year how many parking passes it wishes to relinquish. The reduction in the Parking Allocation shall be permanent and once reduced, Landlord shall have no duty to provide the original Parking Allocation.
24.3Parking Charges and Rules. Landlord will provide for the parking requirements of the Building with a combination of self-parking, valet parking, valet-assisted parking and stacked parking. Unless reserved spaces are included in the Parking Allotment and paid for, the permits shall be for non- exclusive, unassigned, unreserved parking spaces. Tenant shall pay a monthly charge for each parking permit included in the Parking Allotment. The monthly charge for such permits shall be the prevailing rate charged from time to time by Landlord or the Operator, plus all taxes or other governmental surcharges. A limited number of reserved spaces may be available in the Parking Facility from time to time at a rate equal to 200% of the rate for unreserved parking permits. Such charges shall be paid monthly in advance to Landlord or, at Landlord’s option, directly to the Operator. At Landlord’s option, contracts for parking permits shall be with the Operator and shall contain the same terms as are usually contained in contracts with other customers of the Operator (provided that, in the event of any conflict between the terms of such contract and this Lease, the terms of this Lease shall control). Tenant shall not use the Parking Facility for the servicing or storage of vehicles. Tenant shall not assign, sublet or transfer any of its rights hereunder, except in connection with any assignment or sublease permitted pursuant to Article VII hereof where parking is provided for in the sublease or assignment. Landlord reserves the right to institute a valet parking system, a valet assist parking system or stacked parking in all or part of the Parking Facility or to otherwise change the operations of the Parking Facility to maximize available parking. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Facility and shall at all times abide by all rules and regulations governing the use of the Parking Facility. If Landlord, in its sole and absolute discretion, grants to any other tenant of the Building the exclusive right to use any particular parking spaces, then neither Tenant nor its employees or visitors shall use such spaces (provided, however, that Landlord shall not take any such action in a manner that would otherwise cause the parking ratio to fall below the level needed to meet Tenant’s Parking Allotment. The Parking

Facility will remain open on Monday through Friday (excluding Holidays) during normal business hours; however, the holders of Tenant’s parking permits may enter and exit the Parking Facility at any time subject to certain reasonable access requirements. Landlord reserves the right to close the Parking Facility during periods of unusually inclement weather or as may be required for alterations, improvements or repairs. At all times when the Parking Facility is closed, monthly permit holders shall be afforded access by means of a magnetic card or other procedure provided by Landlord or the Operator. If all or any portion of the Parking Facility shall be damaged or rendered unusable by fire or other casualty or any taking pursuant to eminent domain proceeding (or deed in lieu thereof), and as a result thereof Landlord or the Parking Facility Operator is unable to make available to Tenant the parking provided for herein, then the number of cars which Tenant shall be entitled to park hereunder (i.e., the Parking Allotment) shall be proportionately reduced so that the number of cars which Tenant may park in the Parking Facility after the casualty or condemnation in question shall bear the same ratio to the total number of cars which can be parked in the Parking Facility at such time as the number of cars Tenant had the right to park in the Parking Facility prior to such casualty or condemnation bore to the aggregate number of cars which could be parked therein at that time (it being understood, however, that Landlord shall use commercially reasonable efforts to locate and provide Tenant with alternate parking spaces at Tenant’s cost within a reasonable proximity to the Premises in order to account for the corresponding loss of parking spaces in the Parking Facility). Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Facility, or for any injury sustained by any person in or about the Parking Facility. Landlord shall not be liable to Tenant and this Lease shall not be affected if any parking rights hereunder are impaired by any Law imposed after the Effective Date. Landlord reserves the right to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants provided that the Parking Allotment will not be reduced thereby.
ARTICLE XXV
GENERAL PROVISIONS
25.1No Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or any portion of the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.
25.2Relationship. Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant, and no other estate shall pass out of Landlord. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, or use the name of the Building as Tenant’s business address after Tenant vacates the Premises.
25.3Brokers. Landlord and Tenant each represents and warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Brokers identified in the Lease Summary. Landlord shall pay any commissions owed to the Brokers pursuant to separate written agreements between Landlord and each of such Brokers. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions, or for a lien under any applicable broker’s lien law, asserted by any broker, agent or finder employed by (including allegations of engagement) Tenant or Tenant’s Broker or with whom Tenant or Tenant’s Broker has dealt, other than the amount Landlord has contractually agreed to pay the Brokers. Landlord shall indemnify, defend and hold Tenant harmless from and against any claim for brokerage or other commissions, or for a lien under any applicable broker’s lien law, asserted by any broker, agent or finder employed by (including allegations of engagement) Landlord or Landlord’s Broker or with whom

Landlord or Landlord’s Broker has dealt. Each party’s indemnification set forth in this Section shall survive the expiration or earlier termination of the Lease Term.
25.4Estoppel Certificate. At any time and from time to time, upon not less than ten (10) business days’ prior written notice, Tenant (and each subtenant subleasing two or more floors) shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying, to the extent true: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) to Tenant’s actual knowledge, whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land (subject to the terms of Article XXI hereof or any fully executed SNDA); (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant’s failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing, and if such statement is not executed and delivered within five (5) days after receipt of a second written notice stating in bold, capital letters “FAILURE TO RETURN THIS ESTOPPEL WITHIN FIVE DAYS WILL RESULT IN A PENALTY OF $1.000 A DAY” Tenant agrees to pay a late fee equal to One Thousand Dollars ($1,000.00) per day for each day until the certificate is executed and returned to Landlord.
25.5TRIAL BY JURY WAIVER. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS, EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.
25.6Notices. All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with documented receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the third day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Notice Address specified in Article I; and (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by written notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant in writing that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have right, for a period of thirty (30) days after receipt of such notice, to cure any Landlord default before Tenant may exercise any remedy; provided, however, that (i) in the case of a Landlord default arising from an act or omission which cannot be reasonably remedied within said thirty (30) day period, then the holder of any

Mortgage shall have as long as reasonably necessary (but not more than one hundred twenty (120) days in the aggregate plus any time needed for the holder of the Mortgage to obtain legal possession of the Building and the Land) to remedy such act or omission provided that (A) such holder commences such remedy and notifies Tenant within said thirty (30) day period of holder’s desire to remedy, and (B) such holder pursues completion of such remedy with due diligence following such giving of notice and following the time when such holder should have become entitled under the Mortgage to remedy the same), and (ii) in the case of an emergency, such holder’s cure right hereunder shall not limit or restrict Tenant’s rights and remedies under Section 19.9 above. Any cure of Landlord’s default by such holder shall be treated as performance by Landlord.
25.7Severability. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.
25.8Pronouns. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.
25.9Successors and Assigns. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting by Tenant.
25.10Merger. This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. Without limiting the generality of the foregoing, Tenant acknowledges that Tenant has made an independent investigation of the potential for success at the Building and Landlord has not represented, implied or suggested that Tenant would be given an exclusive use for the operation of the business to be conducted in the Premises or that Landlord would not lease space in the Building to a competing or other tenant. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto. Tenant shall, at Landlord’s request, promptly execute any requisite document, certificate or instrument that is reasonably necessary or desirable to clarify or carry out the force and effect of any terms or conditions of, or obligations of Tenant under, this Lease.
25.11Jurisdiction. This Lease shall be governed by the Laws of the jurisdiction in which the Building is located, without regard to the application of choice of law principles. There shall be no presumption that this Lease be construed more strictly against the party who itself or through its agent prepared it (it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease). No custom or practice which may evolve between the parties in the administration of the terms of this Lease shall be construed to waive Landlord’s right to insist on Tenant’s strict performance of the terms of this Lease.

25.12Headings. Headings and subheadings are used for convenience and shall not be considered when construing this Lease.
25.13Effectiveness. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant. This Lease shall be effective as of the Effective Date which shall be inserted by Landlord on the first page of this Lease upon its full execution and delivery by Landlord and Tenant.
25.14Time of the Essence. Time is of the essence with respect to each of Tenant’s and Landlord’s obligations hereunder.
25.15Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Signatures delivered by facsimile or other electronic means shall have the same binding effect as original signatures.
25.16Recordation. Neither this Lease nor a memorandum thereof shall be recorded.
25.17Modifications. Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building (other than the Premises) without Tenant’s consent, provided such changes or modifications do not materially and adversely change the character of same.
25.18Measurement. The rentable area in the Building and the Premises shall be determined from time to time in accordance with the BOMA 2017 for Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1-2017) calculation methodology with accompanying guidelines published by the Building Owners and Managers Association which includes an allocation of Building amenity areas, common areas and service areas. The rentable areas set forth in the Lease Summary are estimates only and are subject to confirmation pursuant to Rider 2 of this Lease.
25.19Additional Rent. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant within the time specified herein or if no specific time is specified then no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof. Landlord shall have the same rights and remedies with respect to additional rent as apply to Base Rent.
25.20Survival. Tenant’s liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.
25.21Force Majeure. If Landlord or Tenant is in any way delayed or prevented from performing any obligation (except, with respect to Tenant, its obligations to pay rent and other sums due under this Lease (including all exhibits to this Lease), any obligation with respect to insurance pursuant to Article XIII, any obligation to give notice with respect to extensions or expansions, and any holdover) due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord’s or Tenant’s (as applicable) reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention. No force majeure event shall delay or excuse the timely payment of all items of rent by Tenant. Financial disability or hardship shall never constitute a force majeure event.

25.22Review. Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter and in no way confers adequacy of design to satisfy Tenant’s performance, technical or legal objectives as stipulated by code or other regulatory obligation. In any instance in which Landlord has agreed to act reasonably under this Lease, Landlord is agreeing to act in a manner consistent with the standards followed by large institutional owners of commercial real estate and may consider its own subjective interests, including the impact of the requested action on the value of the Building or on Landlord’s income. Except where a different standard is specifically stated, Landlord may act or refuse to act in its sole and subjective discretion.
25.23Deletions. The deletion of any printed, typed or other portion of this Lease shall not evidence the parties’ intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease. Prior drafts shall not be used to interpret the final Lease.
25.24Keys. At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination or access code of each lock, safe and vault, if any, in the Premises.
25.25Authority and OFAC. Tenant represents and warrants that the person executing and delivering this Lease on Tenant’s behalf is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease, and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken. Each of Landlord and Tenant, each as to itself, hereby represents and warrants its compliance with all applicable anti-money laundering Laws, including, without limitation, the USA Patriot Act, and the Laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents and warrants (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the Effective Date, a list of such designations and the text of the Executive Order are published under the internet website address
www.ustreas.gov/offices/enforcement/ofac.
25.26Light and Air; Noise. Any elimination or shutting off of light, air, or view by reason construction on adjacent land shall in no way affect this Lease or impose any liability on Landlord. Normal construction noises shall in no way affect this Lease or impose any liability on Landlord although Landlord shall require tenants (including Tenant) to perform unreasonably loud construction activities (such as core drilling and saw cutting) outside of Building Hours. If Tenant is bothered by unreasonably loud noises from construction within the Building during Building Hours and brings them to Landlord’s attention while they are occurring, Landlord shall make commercially reasonable efforts to cause the unreasonably loud noises from construction within the Building to cease, unless an emergency exists that requires the work to be performed during Building Hours.
25.27Costs and Legal Fees. In the event Landlord or Tenant is required or elects to take legal action against the other party to enforce the provisions of this Lease, then the prevailing party in such action shall be entitled to collect from the other party its costs and expenses incurred in connection with the legal action (including, without limitation, reasonable attorneys’ fees and court costs).

Notwithstanding the foregoing, if Landlord shall take any legal action for collection of rent or file any eviction proceedings (whether summary or otherwise) for the nonpayment of rent, and Tenant shall make payment of such rent prior to the rendering of any judgment, the Landlord shall be entitled to collect and Tenant shall pay as additional rent all filing fees and other costs in connection therewith (including reasonable attorneys’ fees). Tenant hereby acknowledges and agrees that Landlord may as a condition to the effectiveness of its approval or consent to any request by Tenant require that Tenant reimburse Landlord for the amount of any reasonable attorneys’, architects’ and/or engineers’ fees and other reasonable costs and expenses incurred by or on behalf of Landlord in acting upon or in any manner relating to such request, but that Tenant shall be and remain obligated to reimburse Landlord as aforesaid whether or not Landlord requires such reimbursement from Tenant as a condition to the effectiveness of any approval or consent and whether or not Landlord shall have granted or thereafter grant such approval or consent. The specific cost reimbursement provisions in Sections 7.1(b) and 9.2(c) and Exhibit B shall control when they apply.
25.28No Third Party Beneficiary. This Lease (including all exhibits hereto) is for the sole benefit of Landlord and Tenant, and no third party shall be deemed a third party beneficiary of this Lease (including all exhibits hereto) or any covenants or conditions contained herein without the express written consent of Landlord and Tenant.
25.29Confidentiality. Each of Landlord and Tenant shall keep the terms and conditions of this Lease and any dispute hereunder, strictly confidential and shall not disclose same to any person or entity except that (a) Tenant may disclose the terms to any Permitted Person (as defined in Rider 1) who has a legitimate business reason to know such terms, and (b) Landlord may disclose the terms to (i) its employees, directors, officers, managers, (ii) its property manager, tax advisors, auditors, accountants, affiliates, lawyers, consultants and advisors (and each of their employees, directors, officers and managers), and (iii) actual or prospective purchasers, investors and lenders and each of their employees, directors, officers and managers. Prior to disclosing same, as described above, Landlord or Tenant shall instruct each recipient to abide by this confidentiality provision. Each party may also disclose the terms of this Lease in any legal proceedings between the parties or as otherwise directed by court rule or order. Any press release regarding the existence of this Lease and Tenant’s leasing of space at the Building shall be subject to Tenant’s prior approval.
25.30Building Development. Tenant acknowledges that some portion of the Building or common areas may be under construction after the Lease Term commences. Tenant shall have no claim against Landlord for any loss or damage relating to such construction or lack of construction after the Rent Commencement Date so long as (a) all Building systems serving the Premises, the Amenities, and the public lobbies and corridors are operational, (b) all Amenities and public lobbies/corridors are completed and usable by Tenant, (c) no such construction activity shall be conducted during Building Hours if the same would materially interfere with Tenant’s use and occupancy of the Premises for its normal business operations, and (d) Tenant has reasonable access to the Premises and to the number of parking spaces in the Parking Facility required hereunder.
25.31Substitution of Premises. Intentionally omitted.
25.32REIT. This provision shall be given effect if at any time Landlord is a real estate investment trust (“REIT”). Landlord and Tenant intend that all amounts payable by Tenant to Landlord shall qualify as “rents from real property,” and will otherwise not constitute “unrelated business taxable income” or “impermissible tenant services income,” all within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord determines that there is any risk that any amount payable under the Lease may not qualify as “rents from real property” or will otherwise constitute unrelated business taxable income or impermissible tenant services income within the meaning of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all amounts payable under the Lease as “rents from real property” (provided, however, that nothing herein shall operate to increase Tenant’s monetary obligations under this Lease) and (b) to permit (and, upon request, to acknowledge in writing) an assignment of the obligation to provide certain services under the Lease, and, upon request, to enter into direct agreements with the parties furnishing such services (which shall include but not be limited to a taxable REIT subsidiary of Landlord).
(a)Tenant agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord’s approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article VII.
(b)If Landlord or any affiliate of Landlord has elected or at any time during the Term elects to qualify as a REIT, any services required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the Laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager or by an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against any charge for such service made by Landlord to Tenant under this Lease, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under this Lease concerning the provision of such service. Any charges payable by Tenant to the Service Provider shall not increase Tenant’s monetary obligations under this Lease above what would be due from Tenant if the payment was made directly to or the service performed by Landlord.
ARTICLE XXVI
GREEN PROVISIONS
26.1LEED. Landlord is pursuing LEED Platinum Certification through the U.S. Green Building Council. Landlord may pursue any other LEED Certification with the U.S. Green Building Council and may apply for any other third-party rating system (including Energy Star) concerning the environmental compliance or sustainability of the Building or the Premises as the same may change from time to time (collectively, the “Green Standards”) as Landlord desires from time to time. In that regard, Tenant acknowledges that the Building will be constructed with the goal of achieving a LEED or other certification of sustainability (although the foregoing shall not be construed as any guarantee that any aspirational metric or status will necessarily be achieved or maintained).
(a)Tenant will also comply with other comparable or replacement standards relating to sustainable or “green” building operations provided they do not, alone or in combination with other requirements imposed by Landlord (as opposed to those requirements imposed by applicable Laws) materially and adversely affect the functionality or usability of the Premises for the Permitted Use or cause Tenant to incur materially greater out-of-pocket costs than the costs of operating in a LEED Platinum certified building.

(b)Tenant not shall take any action that could cause the Building to lose its certification or status under any applicable Green Standard. In particular, Tenant shall comply with all restrictions set forth in the Green Standards on use of water and power and shall utilize windows and/or window coverings as reasonably directed by Landlord to minimize heat gain or loss in the Building. Tenant and Landlord acknowledge that this Section is a material term of this Lease. Landlord shall be responsible for all reporting under any certification or rating system applicable to the Base Building and the cost shall be included in Operating Charges. Tenant shall use commercially reasonable efforts to accurately respond to all requests from Landlord with respect to Tenant’s sustainability practices and as required to comply with or report on the Green Standards or for Landlord to compile reports for any governmental agency or certifying body.
26.2Sustainability Practices. This Building may be operated pursuant to Landlord’s sustainable building practices, as same may be in effect or modified from time to time. Landlord’s sustainability practices address, without limitation, whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water, and lighting performance standards. Tenant shall use commercially reasonable efforts to provide energy and carbon reduction measures, as per the current local energy code and industry best practices. New equipment, where available, will be Energy Star compliant. New plumbing fixtures, where available, will comply with the U.S. EPA’s Water Sense program. From time to time, Tenant shall provide to Landlord such information (to the extent in Tenant’s possession) regarding the number of Tenant’s employees working in the Premises and Tenant’s energy and utility usage as reasonably requested by Landlord from time to time in connection with Landlord’s sustainability practices.
26.3Recycling. Tenant covenants and agrees, at its sole cost and expense: (a) to comply with all present and future governmental requirements regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse in the Premises (collectively, “trash”); (b) to comply with Landlord’s reasonable recycling and composting policies (as such policies may be amended or supplemented from time to time), as part of Landlord’s sustainability practices where it may be more stringent than applicable Laws. Landlord reserves the right to refuse to collect or accept from Tenant any waste that is not separated and sorted as required by governmental requirements and Landlord’s recycling and composting policies (to the extent Landlord is otherwise obligated to collect such waste pursuant to the terms of this Lease), and to require Tenant, if Tenant does not so separate and sort its waste, to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, administrative costs, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section 26.3.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord has executed this Lease as of the day and year first above written.

LANDLORD

SCD 2U LLC, a Delaware limited liability company

By:	/s/ Murphy McCullough
Name:	Murphy McCullough
Title:	Manager

By:	/s/ Robert W. Ward
Name:	Robert W. Ward
Title:	Manager

State of	Virginia	)
) SS/
Country of	Arlington	)
I,__Lanai Carol Bea___, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that_Robert W. Ward__ personally appeared before me, on the 19th day of
September, 2019, who is personally well known to me as, or satisfactorily proven to be the person named as, Manager of SCD 2U LLC, a limited liability company, in the foregoing instrument and acknowledged said instrument to be the act and deed of said limited liability company.
WITNESS my hand and Notarial Seal this_19th__day of__September_, 2019.

/s/ Lanai Carol Bea
[signature of notary]

[Landlord Signature and Notary Page]

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)
On this_20_day of September, 2019, before me, a Notary Public in and for the State of Washington, personally appeared___Murphy McCullough__[name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the Manager of SCD 2U LLC, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Marlene Bailey
NOTARY PUBLIC in and for the State of Washington,
residing at	Seattle, WA
My appointment expires	4/18/2020
Print Name
[Landlord Signature and Notary Page]

IN WITNESS WHEREOF, Tenant has executed this Lease as of the day and year first above written.

TENANT:

QUALTRICS, LLC, a Delaware limited liability company

By:	/s/ Tyler Waltman
Name:	Tyler Waltman
Title:	Managing Counsel

STATE OF	UTAH	)
) ss.
COUNTY OF	UTAH	)
On this_23rd__day of September, 2019, before me, a Notary Public in and for the State of
___Utah___, personally appeared_Tyler Waltman__[name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that s/he was authorized to execute the instrument, and acknowledged it as the
_Managing Counsel_____[title] of QUALTRICS, LLC, to be the free and voluntary act and deed of said limited liability company for the uses and purposes mentioned in the instrument.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Erin Rotter
NOTARY PUBLIC in and for the State of Washington,
residing at
My appointment expires	August 1, 2021
Print Name	Erin Rotter
[Tenant Signature and Notary Page]

RIDER 1 TO OFFICE LEASE – GENERAL DEFINITIONS
This Rider 1 is attached to and made a part of the Office Lease Agreement by and between SCD 2U LLC, as Landlord and QUALTRICS, LLC, as Tenant.
ADA: the Americans with Disabilities Act and the regulations promulgated thereunder, as the same may be amended from time to time.
Agent: any agent, employee, subtenant, assignee, contractor, client, licensee, customer, invitee or guest of Tenant or any Business Affiliate and the holder of each access card given to Tenant.
Alterations: alterations, decorations, additions, installations, demolitions, improvements or other changes.
Base Building: the portions of the Building to be constructed by Landlord which is limited to the elements identified in the column entitled “Landlord Shell and Core” on Schedule 1 to Exhibit B.
Base Building Contractor: Skanska USA Building Inc., who has been retained by Landlord to construct the Base Building.
Building: The high-rise and low-rise office building together with all other buildings, structures and improvements now or hereafter located on the Land.
Building Structure and Systems: the exterior and common area walls, main lobby in the Building, slab floors, exterior windows, load bearing elements, foundations, roof and common areas that form a part of the Building, and the Building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building.
Claims: all reasonable costs, damages, claims, judgments, liabilities, expenses (including reasonable attorneys’ fees), losses, fines, penalties and court and administrative proceedings costs.
Cosmetic Changes: those minor, non-structural Alterations of a decorative nature consistent with a first-class office building for which a building permit is not required that do not affect the exterior appearance of the Premises or the Building, or affect the Building’s electrical, ventilation, plumbing, elevator, mechanical, air conditioning or other systems, such as painting, carpeting and hanging pictures. Cosmetic Changes do not include any Structural Alterations and Cosmetic Changes cannot impact the Building Structure and Systems.
Day: Unless business day is specified, the word “day” means “calendar day”, and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods under this Lease. Business days shall mean Monday through Friday of each week, excluding Holidays. Where a time period is stated as a number of days or months following a certain event, the day on which the triggering event occurs shall not be included when calculating the time period.
Environmental Default: any of the following by Tenant or any Agent of Tenant: a violation of an Environmental Law (regardless of whether any governmental agency cites Tenant for such violation); or a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; or any failure by Tenant to comply with Section 6.4 of this Lease.
Environmental Law: any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of
Rider 1- Page 1

governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).
Event of Bankruptcy: the occurrence with respect to Tenant or any Guarantor of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”) or under the insolvency laws of any state (the “Insolvency Laws”);
(b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person, where such appointment or action is not withdrawn, dismissed or otherwise rescinded within sixty (60) days thereafter; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or (2) results in the issuance of an order for relief against the debtor; (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; or (f) an admission by Tenant or Guarantor of its inability to pay debts as they become due.
Event of Default: Each of the following shall constitute an “Event of Default”: (a) Tenant’s failure to make when due any payment of the Base Rent, Pass-Through Expenses, additional rent or other sum when due hereunder provided that for the first late payment in any calendar year such late payment shall not be an Event of Default unless such payment is not received by Landlord within five (5) business days after written notice; (b) Tenant’s failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this paragraph, which failure shall continue for a period of twenty (20) days after Landlord sends Tenant written notice thereof; provided, however, that if such cure cannot reasonably be effected within such twenty (20) day period and Tenant begins such cure within such twenty (20) day period and thereafter is pursuing such cure in good faith and with diligence and continuity during such twenty (20) day period, then Tenant shall have such additional time as is reasonably necessary to effect such cure up to a maximum of ninety (90) days; (c) Tenant shall desert or abandon the Premises or the same shall become, or shall appear to have become, vacant (whether or not the keys shall have been surrendered or the rent shall have been paid) unless Tenant has made adequate arrangements to protect against damage occurring in the Premises; (d) an Event of Bankruptcy with respect to Tenant or any Guarantor; (e) Tenant or any Guarantor’s dissolution or liquidation; (f) any Environmental Default that is not cured within ten (10) business days after Landlord sends written notice thereof; provided, however, that if such cure cannot reasonably be effected within such 10-business day period and Tenant begins such cure within such 10-business day period and thereafter is pursuing such cure in good faith and with diligence and continuity during such 10-business day period, then Tenant shall have such additional time as is reasonably necessary to effect such cure up to a maximum of ninety (90) days; or (g) any sublease, assignment or mortgage not permitted by Article VII.
Rider 1- Page 2

Ground Lease: The Ground Lease dated February 7, 2017, between Landlord, as ground lessee and 2nd Avenue Real Estate Investments LLC, as ground lessor, a memorandum of which is recorded in the real property records of King County, Washington.
Hazardous Materials: (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, including toxic mold, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by product material), medical waste, chlorofluorocarbon, lead or lead based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment.
Including or include: including, but not limited to; including, without limitation; and words of similar import.
Landlord’s Representatives: Landlord’s affiliates, shareholders, partners, directors, officers, employees, agents and representatives.
Landlord’s Work: As defined in Exhibit B, if any.
Laws: all present and future governmental laws (including, without limitation, Environmental Laws (as hereinabove defined) and the ADA), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders, requirements, statutes, codes, by-laws and court decisions of the jurisdiction in which the Building is located or the federal government.
Lease Year: a period of twelve (12) consecutive months commencing on the Rent Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Rent Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month immediately following the first anniversary of the Rent Commencement Date.
Mortgages: mortgages, deeds of trust, ground leases (including the Ground Lease) or other security instruments which may now or hereafter encumber any portion of the Building or the land upon which the Building is situated.
Pass-Through Expenses: Tenant’s Proportionate Share of Operating Charges and Tenant’s Proportionate Share of Real Estate Taxes.
Permitted Person: the officers and directors of Tenant, the employees of Tenant who are involved in lease administration, Tenant’s respective certified public accountants, lenders and attorneys who have responsibilities related to the Lease, or any person or entity to whom disclosure is required by applicable judicial or governmental authority.
Permitted Transferee: any Affiliate, related corporation or successor corporation that assumes all of Tenant’s obligations under this Lease upon an assignment permitted without Landlord’s consent pursuant to Section 7.1(c) of this Lease.
Rider 1- Page 3

Prime Rate: the prime rate published in the Money Rates section of the Wall Street Journal or another comparable publication selected by Landlord if the foregoing ceases to publish such a rate.
Proposed Sublease Commencement Date: the anticipated commencement date of the proposed assignment, subletting or other transaction.
Proposed Sublet Space: the area proposed to be assigned, sublet or otherwise encumbered.
Ready for Buildout Condition: construction of the Landlord’s Work has progressed to the point that the construction of the Tenant’s Work can proceed while Base Building Contractor completes the Landlord’s Work. Without limiting the foregoing, in order for the Premises to be Ready for Buildout Condition, the items described below shall have been completed by the Base Building Contractor but only to the extent Landlord is responsible for such work under Schedule 1 to Exhibit B. If there is any conflict between this definition and Schedule 1 to Exhibit B, Schedule 1 to Exhibit B shall control. A certificate of occupancy is not required for the Premises to be in Ready for Buildout Condition.
(1)A permanent roof is in place and work on the exterior enclosure is complete except for materials hoist and tower crane build back areas.
(2)Vertical transportation and/or hoisting is in place for Tenant’s non-exclusive use in accordance with Landlord and Base Building Contractor’s site rules.
(3)Permanent or temporary utilities shall be complete to a point, including but not limited to electrical power and water stubbed out to the Premises sufficient for Tenant to begin and execute Tenant’s Work and the Tenant’s contractor and subcontractors to make typical connections for such temporary utilities.
(4)The Base Building sprinkler system shall be installed in locations required by the Landlord’s plans for the Base Building to a point that does not impede the Tenant’s Work (but testing, inspection and final connection to Base Building fire alarm system shall be ongoing). After Landlord has completed testing and inspections of the Base Building sprinkler system, Tenant shall be allowed to modify the system to accommodate its layout.
(5)Base Building fire alarm devices shall be installed to a point that does not impede the Tenant’s Work in locations required by the Landlord’s plans for the Base Building (but inspection and testing shall be ongoing). Landlord will install temporary fire alarm devices suitable for shell space on each floor of the Premises. Relocation and permanent installation of the temporary fire alarm devices and installation of any additional devices will be Tenant’s Work. After relocation and permanent installation, Tenant must ensure all installed fire alarm devices are connected to the Base Building system.
(6)Hydronic piping and ducting stubbed to the Premises per Landlord’s plans for the Base Building. Testing, inspection, commissioning and implementation of the remaining Base Building HVAC system shall be ongoing.
(7)The egress stairs between the floors included in the Premises, including permanent lighting, that complies with OSHA and other governmental requirements for construction, are in place and available for use.
(8)Floor area in the Premises shall be level to the standard set forth in Landlord’s plans for the Base Building, free from debris and construction materials and broom clean. Landlord may
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store materials to be installed in the Premises on Tenant’s floors if needed, in a manner that does not unreasonably impede the Tenant’s Work.
(9)The inside surface of all exterior walls shall be ready for Tenant’s drywall and finishes. Landlord shall provide aluminum sill which shall be stocked on the floor.
(10)Sleeves and pathways shall be installed in order to allow the Tenant’s contractor to pull wire cable from the Building telephone room to the Premises.
Real Estate Taxes: (1) all real estate taxes, vault and/or public space rentals, rates and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building or the Land, or Landlord’s personal property used in connection therewith, (2) any other present or future taxes or charges that are imposed upon Landlord or assessed against the Building which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the gross rents payable by tenants of the Building, any public safety fee or similar charge, any transit, sales, rental, use, receipts or occupancy tax or fee, and any assessment imposed in connection with business improvement or similar districts or in connection with public funding for the construction of waterfront or other neighborhood improvements or a sports or other public venue, and (3) reasonable expenses (including, without limitation, reasonable attorneys’ and consultants’ fees and court costs) incurred in reviewing, protesting or seeking a reduction or abatement of, or defending or otherwise participating in any challenge to, real estate taxes, whether or not such protest or reduction is ultimately successful (provided, however, that such review, protest, or reduction attempt is undertaken in good faith by Landlord with the reasonable expectation to reduce Real Estate Taxes for the Building). Tenant shall not initiate or participate in any contest of Real Estate Taxes without Landlord’s prior written consent in its sole discretion but Landlord will, upon request from Tenant, consult with Tenant about the advisability of contesting Real Estate Taxes. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, gross or net income or net profits tax assessed against Landlord from the operation of the Building. Real Estate Taxes shall not include any interest charges or penalties incurred as a result of Landlord’s failure to timely pay Real Estate Taxes; provided, however, that if the taxing authority permits a taxpayer to elect to pay in installments, then, for purposes of determining the amount of Real Estate Taxes, Landlord shall be deemed to have paid such Real Estate Taxes in the maximum number of permitted installments and all interest charges resulting therefrom shall be deemed Real Estate Taxes.
Structural Alterations: any Alteration that will or may affect the Building Structure and Systems or necessitate any changes, replacements or additions to the load-bearing or exterior walls, non- drop (i.e., the deck structure) ceilings, partitions (load-bearing or demising), columns or floor, or to the fire protection, water, sewer, waterproofing, windows, building skin, vertical transportation system, security, electrical, mechanical, plumbing, HVAC or any other Base Building systems, of the Premises or the Building.
Telecomm Equipment: telecommunications equipment (including wiring) and any wiring or other infrastructure to which such telecommunications equipment may be connected.
Tenant Items: all non-Building standard supplemental heating, ventilation and air conditioning equipment and systems serving exclusively the Premises, any special fire protection equipment installed by or on behalf of Tenant, any of Tenant’s Telecomm Equipment, computer equipment, kitchen/galley equipment and fixtures, all other furniture, furnishings, equipment and systems of Tenant, and all Alterations.
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Tenant’s Request Notice: a written notice to Landlord containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction (including a copy of the proposed document for same); the Proposed Sublease Commencement Date; the Proposed Sublet Space; financial statements for the proposed assignee or subtenant or other party (audited, if available) for the prior two (2) years certified by an authorized officer of such party or a certified public accounting firm, or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.
Tenant’s Work: As defined in Exhibit B, if any.
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RIDER 2 TO OFFICE LEASE – ADDITIONAL PROVISIONS
This Rider 2 is attached to and made a part of the Office Lease Agreement by and between SCD 2U LLC, as Landlord and QUALTRICS, LLC, as Tenant. All terms used in this Rider that are defined in the Lease shall have the same meanings as provided in the Lease.
1.Measurement. Within a reasonable period of time after completion of the Building, Landlord shall cause its architect to calculate the rentable area of the Premises and the Building in accordance with the measurement standard set forth in Section 25.18 of the Lease and to provide a written report on such measurement with drawings depicting the areas and how each area is classified and measured (“Landlord’s Calculation”) and Landlord shall promptly provide Tenant with a copy of Landlord’s Calculation. Tenant shall have the right, at Tenant’s sole cost and expense, to have
Landlord’s Calculation confirmed (by an architect selected by Tenant who is licensed in Washington and is experienced in measuring rentable area under the specified standard in downtown Seattle) in accordance with the measurement standard set forth in Section 25.18. Tenant’s architect shall indicate any areas of dispute by making notations on a copy of Landlord’s Calculation and shall provide a written report with a comparable level of detail as Landlord’s Calculation. If the measurement determined by Tenant’s architect (“Tenant’s Calculation”) differs by no more than two percent (2%) (higher or lower) from Landlord’s Calculation, then Landlord’s Calculation shall control. If Tenant’s Calculation differs from Landlord’s Calculation by more than two percent (2%) (higher or lower), then Tenant shall give Landlord written notice thereof (together with a copy of Tenant’s Calculation documentation and the marked copy of Landlord’s Calculation described above) not later than sixty (60) days following Tenant’s receipt of Landlord’s Calculation, and Landlord and Tenant, in coordination with their respective architects shall endeavor in good faith to resolve the discrepancy. If Landlord and Tenant are not able to resolve such discrepancy, then Landlord and Tenant (in coordination with their respective architects) shall jointly appoint an independent architect (who is licensed in Washington and is experienced in measuring rentable area under the specified standard in downtown Seattle) within ten (10) days following a written notice requesting same from either Landlord or Tenant to the other, to resolve such discrepancy. The determination of such independent architect shall be binding on both Landlord and Tenant. If such independent architect determines that the rentable area differs by no more than two percent (2%) (higher or lower) from Landlord’s Calculation, then the fees of such independent architect shall be borne solely by Tenant; otherwise the fees of such independent architect shall be split 50/50. If Tenant fails to exercise its rights as provided above, Landlord’s Calculation shall be binding and conclusive upon Landlord and Tenant. Upon confirmation of the measurement pursuant to this Paragraph 1 of Rider 2, by Landlord’s architect, Landlord and Tenant shall promptly enter into an amendment to this Lease modifying such rentable area of the Premises, the Construction Allowance, the installments of Base Rent set forth in Section 1.9 of the Lease, and all other terms of this Lease that vary based on the measurement of rentable area. Notwithstanding anything herein to the contrary the rentable area of the initial Premises shall not be more than 288,984 square feet as a result of Landlord’s Calculation under this provision.
2.Options to Extend. Tenant shall have the right (each an “Extension Option”) to extend the Lease Term for two (2) consecutive periods of five (5) years (each an “Extension Period”) on the following terms and conditions. If Tenant wishes to exercise an Extension Option it shall give Landlord written notice (the “Election Notice”) no later than twelve (12) months prior to commencement of the Extension Period. Time is of the essence and late notice shall not be effective. The Election Notice shall be irrevocable. Notwithstanding the foregoing, if either (a) an Event of Default is outstanding when Tenant delivers the Election Notice or at the time the Extension Period is to commence, or (b) within the immediately preceding twelve (12) months Landlord gave Tenant more than one (1) notice of an alleged default which ripened into an actual Event of Default, then Landlord shall not be required to give effect to Tenant’s Election Notice. If the above conditions are satisfied with respect to the exercise of the
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Extension Option or if Landlord elects in its discretion to recognize the Election Notice even though the conditions are not satisfied, then the Lease Term shall be extended on the same legal terms and conditions contained in this Lease except that Base Rent for the Extension Period shall be determined as provided below and the applicable Extension Option shall be of no further force and effect. Landlord shall not be obligated to provide any concessions or allowances to Tenant or to pay any fee or commission to the brokers identified in the Lease Summary if Tenant exercises an Extension Option (except as may otherwise have been agreed to by Landlord pursuant to any separate fully executed agreement between Landlord and said brokers). Tenant may not exercise the second Extension Option unless the first Extension Option was validly exercised. If Tenant exercises an Extension Option, Base Rent for the Extension Period shall be the Market Rent for the Premises during the Extension Period determined pursuant to Paragraph 4 below. Landlord and Tenant shall, upon request of either party after the determination of the Market Rent, execute an amendment to this Lease, to document the extension and the Market Rent applicable to the Extension Period. The Extension Options are personal to the Tenant originally named herein and any Permitted Transferee who has assumed all of Tenant’s obligations under this Lease and may not be exercised by or for the benefit of any other party.
3.Right of First Offer. Subject to the pre-existing expansion rights of all tenants under leases executed prior to the date of this Lease, Tenant shall have an ongoing right (the “Right of First Offer”) to lease any office space in the Building (the “Offer Space”) on the following terms and conditions. The Offer Space shall not include any of the retail, restaurant or event spaces or the space used for property management functions. Each floor of the Offer Space is currently leased to a third party (each of which, together with its successors, assigns and subtenants, is referred to herein as an “Initial Tenant”). When Landlord determines that one or more floors of the Offer Space will be available to lease on a direct basis, Landlord shall deliver written notice to Tenant (the “Availability Notice”). The Availability Notice shall describe the Offer Space that is then available (the “Available Space”) and shall include the rent schedule applicable to the Available Space and any improvement allowance or other incentives or concessions Landlord is offering (the “Economic Terms”). The Economic Terms in the Availability Notice shall be comparable to the terms Landlord would offer to an unrelated third party leasing the Available Space as of the time Tenant will begin paying Base Rent on the Available Space after consideration of the current market trends and adjusted to reflect a term comparable to the period for which Tenant will pay Base Rent on the Available Space. The Availability Notice does not need to identify a prospective tenant with whom Landlord is negotiating or any other confidential terms.
3.1Acceptance. Tenant may exercise its Right of First Offer for all of the Available Space by delivering irrevocable written notice (an “Acceptance Notice”) to Landlord no later than twenty (20) days after delivery of the Availability Notice to Tenant. Time is of the essence of this provision and late notice shall not be effective. If Tenant wishes to exercise the Right of First Offer but does not agree with Landlord’s determination of the Economic Terms in the Availability Notice, Tenant may elect in the Acceptance Notice to have the Economic Terms applicable to the Available Space determined using the arbitration procedures set forth in Paragraph 4 of this Rider 2. To make this election, Tenant’s
Acceptance Notice must include Tenant’s determination of the Economic Terms for the Available Space as of the time Tenant will begin paying Base Rent on the Available Space after consideration of the current market trends and adjusted to reflect a term comparable to the period for which Tenant will pay Base Rent on the Available Space. If Tenant’s Acceptance Notice does not include such information, then Tenant shall be deemed to have accepted the Economic Terms in Landlord’s Availability Notice. Landlord cannot be compelled to pay any concessions or allowances to Tenant except as provided in the Availability Notice, but market rate concessions and allowances shall be considered in establishing the Base Rent schedule that is part of the Economic Terms. If the Economic Terms (determined either by agreement of the parties or by the Arbiter under Paragraph 4 of this Rider 2) are established using market rate concessions and allowances, Landlord may, at Landlord’s sole option, elect to pay such concessions
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and allowances or to adjust the Base Rent schedule to provide equivalent economics as adjusted for a term comparable to the period for which Tenant will pay Base Rent on the Available Space.
If Tenant delivers an Acceptance Notice, then, once the Economic Terms have been determined, Landlord shall prepare and the parties shall execute an amendment to this Lease reflecting the inclusion of all of the Available Space as part of the Premises and the Economic Terms for the Available Space. Tenant’s Proportionate Share shall be adjusted to include the rentable area of the Available Space effective as of the date possession of the Available Space is delivered to Tenant. All of the terms and conditions of this Lease shall apply to the Available Space except that the Economic Terms determined under the procedures in this Paragraph shall take precedence with respect to the Available Space. Tenant will lease the Available Space in its then-current as-is condition and Landlord shall not be required to make improvements to or contribute funds toward any improvements in the Available Space, except as stated in the Availability Notice accepted by Tenant.
3.2Waiver. If Tenant does not deliver an Acceptance Notice within twenty (20) days after delivery of the Availability Notice, Landlord may lease the Available Space to any third party without providing any additional notice to Tenant and the Right of First Offer shall be of no further force and effect with respect to that portion of the Offer Space unless and until the space again becomes available to lease on a direct basis from Landlord. Tenant must lease all of the Available Space described in the Availability Notice but, if the Available Space described in the Availability Notice is less than all of the Offer Space, the Right of First Offer shall remain in effect for the balance of the Offer Space.
3.3Limitations. Landlord may extend or renew the lease with any Initial Tenant or may execute a new lease with any Initial Tenant without offering the Offer Space to Tenant. Notwithstanding anything to the contrary, Landlord shall have no obligation to provide an Availability Notice and Tenant shall not have the right to exercise Tenant’s Right of First Offer during any period when a monetary Event of Default for which Landlord has given Tenant written notice (even if written notice is not otherwise required under this Lease) is outstanding under this Lease or if within the immediately preceding twelve (12) months Landlord gave Tenant more than one (1) notice of an alleged monetary default which ripened into an actual Event of Default. Tenant’s Right of First Offer shall terminate and shall be of no further force and effect if Tenant does not elect to lease the Available Space described in three (3) Availability Notices over the Term. During the last three (3) years of the Term or during an Extension Period, Tenant may not exercise the Right of First Offer unless Tenant has the right to and simultaneously exercises an Extension Option. If Tenant exercises the Right of First Offer and a monetary Event of Default by Tenant occurs prior to Tenant’s occupancy of the Offer Space, Landlord may elect, by written notice to Tenant, to nullify Tenant’s Acceptance Notice, in which event Tenant shall have no further rights with respect to the Offer Space. Landlord shall not be required to pay any brokerage fee or commission to Tenant’s broker identified in the Lease Summary with respect to any Offer Space (except as may be otherwise required pursuant to any separate fully executed agreement between Landlord and said broker).
3.4Personal Right. The Right of First Offer is personal to the Tenant originally named herein and any Permitted Transferee who has assumed all of Tenant’s obligations under this Lease and may not be exercised by or for the benefit of any other party.
3.5Termination. The Right of First Offer shall immediately terminate if Tenant exercises its Early Termination Right under Paragraph 5.
4.Determination of Rent for Extension Period and for Offer Space. If Tenant exercises an Extension Option, Base Rent for the Extension Period shall be the Market Rent for the Premises during
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the Extension Period determined in accordance with the procedures set forth below. If Tenant elects to have Economic Terms for any Available Space determined by arbitration, Base Rent for the Available Space shall be the Market Rent determined in accordance with the procedures set forth below after consideration of the current market trends and adjusted to reflect a term comparable to the period for which Tenant will pay Base Rent on the Available Space.
4.1“Market Rent” for an Extension Period means the prevailing market rental rate, including annual increases, that a willing tenant would pay and a willing landlord would accept in an arm’s length bona fide negotiation for a five year extension of a direct lease. “Market Rent” for the Available Space means the prevailing market rental rate, including annual increases, that a willing tenant would pay and a willing landlord would accept in an arm’s length bona fide negotiation for a direct lease with a term comparable to the remaining Lease Term at the time Tenant will begin paying Base Rent on the Available Space. In each case, the Market Rent shall be determined by comparison to comparable leases of space in a multi-tenant building of comparable age, quality, design and permitted use, located in a modern class A high-rise with comparable views in the downtown Seattle submarket and comparable proximity to public amenities and public transportation in Seattle, Washington, and having an amount of space comparable to the amount to which the rent determination will apply, a comparable term, and taking into consideration all other relevant factors including the extent of service provided or to be provided, the means of reimbursing Landlord for operating costs, the time the particular rate under consideration became or is to become effective, as well as all tenant concessions, allowances, and inducements. Brokerage commissions shall not be considered in establishing Market Rent. Comparable transactions in which the rent for a renewal or expansion was discounted to a rate below the fair market rate shall be adjusted to reflect the fair market rate before the discount was applied. Transactions in which the rent was established more than a year before the first day of the Extension Period or the first day on which Tenant will pay Base Rent on the Available Space shall not be considered in establishing Market Rent. Sublease transactions shall not be considered in establishing Market Rent. Expansion transactions shall not be considered in establishing Market Rent for an Extension Period. Landlord cannot be compelled to pay any concessions or allowances to Tenant but market rate concessions and allowances shall be considered in establishing Market Rent. For purposes of determining comparable quality and design, the Premises shall be considered in its then “as is” condition, it being the intent of Landlord and Tenant that the Base Rent for the Extension Period shall be the same as for comparable premises with improvements that have been customized for the occupant. Market Rent shall include annual increases commensurate with then market conditions.
4.2Beginning approximately nine (9) months before the first day of an Extension Period, Landlord and Tenant shall negotiate reasonably and in good faith for a period of thirty (30) days (the “Negotiation Period”) to come to a mutually agreed upon Base Rent for the Extension Period. For the Available Space, the Negotiation Period shall start upon delivery of Tenant’s Acceptance Notice. If Landlord and Tenant cannot agree upon Base Rent within the Negotiation Period, then Market Rent shall be determined as provided in Section 4.3 below.
4.3Within ten (10) days after expiration of the Negotiation Period, each party, at its own cost and by giving notice to the other party, shall appoint a real estate broker with substantial experience in office leasing in the downtown Seattle submarket or an appraiser with at least ten (10) years full-time commercial real estate experience in Seattle, Washington, to determine Market Rent. Each party shall advise the other in writing of the name and address of the advising party’s representative within said ten
(10) day period. If a party does not appoint a representative within ten (10) days after the other party has given written notice of the name of its representative, the single representative appointed shall be the sole representative and shall set the Market Rent acting as a neutral and not as an advocate for either party. If each party appoints a representative, the two representatives shall meet promptly and attempt to establish
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Market Rent (including annual increases). If the two representatives are unable to agree within thirty (30) days after the second representative has been appointed (the “Determination Period”), Market Rent shall be determined using the following procedures.
4.4The two representatives shall attempt to select a third broker or appraiser (the “Arbiter”) who meets the qualifications provided herein within ten (10) days after the last day of the Determination Period. If the two representatives do not agree on the Arbiter within such ten (10) day period, either of the parties to this Lease, by giving five (5) days’ notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third broker or appraiser meeting the qualifications stated herein. In any event, the Arbiter, however selected, shall be a person who has not previously acted in any capacity for either party. Within ten (10) days after the appointment of the Arbiter, each party or its representative shall submit its final schedule of Market Rent (including annual increases) to the Arbiter who shall provide a copy to the other party only after both submissions are received. Each party may submit supporting evidence that it deems relevant to the fair market rent analysis, but excluding any prior negotiations with the other party. The Arbiter shall consider all written materials properly submitted and may, in the presence of both parties, request additional information be submitted in writing but shall not hold a hearing or take oral testimony.
4.5Within thirty (30) days after the selection of the Arbiter, the Arbiter shall set the Market Rent by selecting the proposed rent schedule that most closely approximates the Arbiter’s determination of Market Rent. The Arbiter shall have no right to propose a middle ground or any modification of either of the proposed rent schedules. The rent schedule the Arbiter chooses as most closely approximating the Arbiter’s determination of Market Rent shall be final and binding upon the parties.
4.6Each of the parties shall bear all of the costs and expenses of its representative plus one- half (1/2) of the costs of the Arbiter. If Base Rent has not been finalized prior to the first day of the Extension Period, Tenant will pay Base Rent at a rate equal to one hundred three percent (103%) of the Base Rent in effect immediately prior to the Extension Period until Base Rent is determined and the new Base Rent will be applied retroactively to the first day of the Extension Period. If Base Rent has not been finalized prior to the first day on which Tenant is required to pay rent on any Available Space, the Economic Terms for the Available Space will be applied retroactively to the date on which Tenant is required to pay begin paying rent on the Available Space. Any adjustment will be made with the next installment of Base Rent due after Base Rent is determined.
5.Early Termination Option. Provided that (a) no Event of Default is outstanding at the time of the Termination Notice, and (b) no portion of the Premises has been subleased for a term extending beyond the Early Termination Date (provided that, at the time it provides its Termination Notice, Tenant may cause any sublease with a term extending beyond the Early Termination Date to terminate as of the Early Termination Date to the extent the term of the sublease would not by its terms, terminate by reason of Tenant’s exercise of its right hereunder), Tenant shall have the right to terminate this Lease in its entirety effective as of 11:59 p.m. on the last day of [***] full calendar month of the Lease Term (the “Early Termination Date”), on the terms and conditions set forth in this Section (the “Early Termination Right”). To exercise the Early Termination Right, no later than the last day of [***] full calendar month of the Lease Term, Tenant must deliver to Landlord an irrevocable written notice clearly exercising the Early Termination Right (the “Termination Notice”).
5.1In order for Tenant’s exercise of the Early Termination Right to take effect, by no later than the later of (a) the date the Termination Notice is delivered or (b) thirty (30) days after Landlord provides a reasonably detailed calculation of the Early Termination Fee, Tenant must pay Landlord a fee
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in the amount calculated pursuant to the following paragraph (the “Termination Fee”). Upon request from Tenant any time after the last day of [***] month after the Rent Commencement Date, Landlord will provide an estimated calculation of the Termination Fee. Tenant shall pay the amount set forth in such estimate when it delivers the Termination Notice and when the actual amount of the Termination Fee is calculated, any overpayment shall be credited or refunded back to Tenant or Tenant shall make an additional payment, as applicable.
5.2The Termination Fee shall be equal to the sum of (a) the unamortized Construction Allowance and the Additional Allowance, (b) the unamortized brokerage commissions paid by Landlord in connection with the negotiation and execution of this Lease, (c) the unamortized Base Rent abated during the Abatement Period, and (d) three (3) months of Base Rent, Operating Charges and Real Estate Taxes on the entire Premises calculated using the rate applicable immediately after the Early Termination Date. If Tenant leases any Offer Space, the Termination Fee shall include all of the costs described in clauses (a), (b) and (c) above and the unamortized balance of any other incentives or concessions paid by Landlord for the Offer Space. Amortization of such costs for the initial Premises shall be calculated over the balance of the Initial Term after the Abatement Period and for each increment of Offer Space shall be calculated over the rent paying Term for such Offer Space. For the avoidance of doubt, the portion of the Termination Fee described in clauses (a), (b) and (c) above plus the Base Rent under clause (d) to be paid with respect to the original Premises is equal to $15,240,949.
5.3Time is of the essence of this provision and neither late notice nor late payment shall be effective. If Tenant does not deliver a Termination Notice and the Termination Fee by the above deadlines, Tenant’s Early Termination Right shall immediately terminate and shall be of no further force or effect. Tenant acknowledges that this provision was specifically negotiated by the parties and is a material term of this Lease and Tenant hereby waives all equitable claims and defenses that might extend the period within which Tenant may exercise the Early Termination Right or pay the Termination Fee. If an Event of Default occurs any time after Tenant’s delivery of a Termination Notice, then in addition to any other remedies available to Landlord, Landlord shall, in its sole discretion, have the right to void the Termination Notice and the Early Termination Right shall not take effect. If Tenant exercises its Early Termination Right, the Extension Options and the Right of First Offer shall immediately terminate and shall be of no further force and effect.
5.4Personal Right. The Early Termination Right is personal to the Tenant originally named herein and any Permitted Transferee who has assumed all of Tenant’s obligations under this Lease and may not be exercised by or for the benefit of any other party.
6.Interruption of Services. If any Building equipment or machinery ceases to function properly for any cause within Landlord’s control, Landlord shall use commercially reasonable efforts to repair the same promptly. Landlord shall have no liability and Tenant shall not be entitled to any damages or rent abatement for any interruption of services and utilities to be provided by Landlord under Article XIV (a “Service Failure”) except as expressly set forth herein. Notwithstanding anything to the contrary in this Lease, if a Service Failure occurs by reason of the negligence or willful misconduct of
Landlord or Landlord’s property manager or either of their employees; and (a) the Service Failure materially interferes with Tenant’s use of the Premises or any portion thereof to such a degree that Tenant is unable to use, and actually ceases use of, the affected portion of the Premises, and (b) Tenant has given Landlord written notice describing the Service Failure and identifying the portion of the Premises rendered unusable by such Service Failure, and (c) the Service Failure continues for a continuous period of more than three (3) business days after Tenant’s written notice to Landlord then, as Tenant’s sole and exclusive remedy for such Service Failure, Rent shall be abated for the affected area of the Premises. The Rent abatement shall continue until the earlier to occur of (i) the restoration of the utility or service, or
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(ii) the date on which such Service Failure no longer prevents Tenant from engaging in the Permitted Use in such portion of the Premises. Tenant shall not be entitled to any rent abatement hereunder if the Service Failure is the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors or invitees.
7.Roof Top Equipment. Subject to space availability, Tenant shall have the nonexclusive right to use a portion of the roof of the Building (such portion to be no greater than Tenant’s Proportionate Share of the available space on the roof for tenant-operated equipment) to install, maintain, repair, and replace satellite dishes or antenna and related equipment (the “Antenna”) at Tenant’s sole cost and expense. The Antenna shall be installed in a location designated by Landlord. Tenant may also install, maintain, remove and replace cables or lines within the Building outside the Premises (at locations designated by Landlord) to connect any Antenna to the Premises.
Tenant may use the Antenna only for Tenant’s general business purposes and may not grant any other party any right to use the Antenna for any purpose whatsoever. The Antenna may not be used for providing cellular phone service or commercial broadcasts. The Antenna may not interfere with the operation of any equipment used by Landlord or its service providers, or any equipment used by other occupants of the Building that is in place prior to the placement of the Antenna. If any interference occurs Landlord may immediately revoke Tenant’s right to use the Antenna determined to be causing such interference unless and until Tenant causes the cessation of such interference.
The design, appearance, size, location and method of installation of the Antenna, and the use thereof shall be subject to all applicable Laws and Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed provided that all terms and conditions of this Section have been satisfied. Tenant shall ensure that installation and maintenance of the Antenna do not void or limit any warranty Landlord may have on the roof or roof membrane. Tenant shall provide Landlord with full plans and specifications for any Antenna for Landlord’s approval prior to installation thereof including details regarding Tenant’s proposed method of installation. Tenant shall ensure that the Antenna is designed, installed and operated in a manner that complies with all Laws and in a manner that is compatible with the design of the Building and other equipment located on the roof of the Building and including appropriate screening as may be required by Law or by Landlord to protect the integrity of the Building design. Prior to commencement of any work under this Section, Tenant shall obtain and deliver to Landlord all necessary governmental permits.
Landlord makes no representation or warranty concerning (i) the use of the roof by Tenant, or (ii) the safety thereof, or (iii) that the installation of the Antenna will be permitted under applicable Laws, or
(iv) that such use or Antenna will function as intended. If Tenant’s use of the roof or the Antenna ceases to be permitted under applicable Laws, Tenant’s rights under this Section shall terminate and be of no further force or effect. Upon termination of Tenant’s rights under this Section or upon Lease termination, Tenant at its sole cost and expense shall promptly remove the Antenna and all related improvements, wiring, plumbing, and equipment from the Building and shall repair any damage caused by installation or removal of the Antenna. Tenant acknowledges and agrees that Landlord has not represented or warranted that Tenant will have unlimited access to riser space or other space outside the Premises to accommodate Tenant’s needs. Tenant shall indemnify and hold harmless Landlord from any claims, liabilities, suits, losses, loss of rents, liens, damages, penalties, costs or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly relating to or arising out of or in connection with any use by Tenant of the roof and in connection with Tenant’s installation, maintenance, use or removal of any improvement, including any Antenna and related equipment in the Building, except to the extent arising from the gross negligence or willful misconduct of Landlord or its employees or contractors acting within the scope of their authority from Landlord. If
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Landlord needs to do any work on the roof, Tenant shall relocate its Antenna as directed by Landlord at Tenant’s cost (and upon at least forty-five (45) days’ prior notice, except in the case of an emergency).
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RIDER 3 TO OFFICE LEASE – STATE AND LOCAL SPECIFIC PROVISIONS
This Rider 3 is attached to and made a part of the Office Lease Agreement by and between SCD 2U LLC, as Landlord and QUALTRICS, LLC, as Tenant. All terms used in this Rider that are defined in the Lease shall have the same meanings as provided in the Lease.
1.All Payments Are Rent. If Tenant fails to pay any sum due under this Lease, including Base Rent, additional rent, and Pass-Through Expenses, and such failure constitutes an Event of Default under this Lease, such failure shall entitle Landlord to pursue any or all remedies specified in this Lease, as well as those remedies specified in RCW Chapter 59.12 or otherwise allowed by law or in equity.
2.Industrial Immunity. Solely for the purpose of effectuating the parties’ indemnification obligations under this Lease, and not for the benefit of any third parties (including but not limited to employees of the indemnifying party), each party agrees that it will not assert in any indemnity action under this Lease any immunity that it may be entitled to claim under the Washington State Industrial Insurance Act, Title 51 of the Revised Code of Washington in a direct action by its employees. The parties’ indemnification obligations under this Lease shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable to or for any third party under Worker Compensation Acts, Disability Benefit Acts or other employee benefit acts. This provision has been mutually negotiated by the parties and each party has had the opportunity to, and has been encouraged, to consult with independent counsel regarding this provision.
3.Concurrent Negligence. Notwithstanding anything in this Lease (including any exhibits to this Lease) to the contrary, if and to the extent RCW 4.24.115 (or any successor or comparable statute) is deemed to apply to any indemnity contained in this Lease then the indemnity shall be interpreted and applied so that (a) neither party is indemnifying the other against liability for damages arising out of any services referenced in said RCW 4.24.115 or out of any bodily injury to persons or damage to property, to the extent such damages, bodily injury or damage is caused by or resulting from the sole negligence of the indemnified party or its agents or employees; and (b) any indemnity for damages arising out of any of the foregoing services or any bodily injury to persons or damage to property caused by or resulting from the concurrent negligence of (i) the indemnitee or the indemnitee’s agents or employees, and (ii) the indemnitor or the indemnitor’s agents or employees, will be enforceable only to the extent of the indemnitor’s negligence or as otherwise permitted under RCW 4.24.115 or such other statute.
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EXHIBIT A-1
LEGAL DESCRIPTION [Omitted pursuant to Item 601(a)(5) of Regulation S-K]

A-1

EXHIBIT A-2
PLAN SHOWING PREMISES [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
A-11

EXHIBIT B
WORK AGREEMENT [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
SCHEDULE 1 TO EXHIBIT B [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
SCHEDULE 1 TO EXHIBIT B DESIGNATED SUBCONTRACTORS
[Omitted pursuant to Item 601(a)(5) of Regulation S-K]
B-12

EXHIBIT C
[Reserved]
C-1

EXHIBIT D-1
CERTIFICATE AFFIRMING THE LEASE COMMENCEMENT DATE [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
D-1-1

EXHIBIT D-2
CERTIFICATE AFFIRMING THE RENT COMMENCEMENT DATE [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
D-2-1

EXHIBIT E
OPERATING CHARGES AND REAL ESTATE TAXES [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
E-

EXHIBIT F
[Reserved]
F-1

EXHIBIT G
TENANT AND LANDLORD INSURANCE REQUIREMENTS [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
G-

EXHIBIT H
INSURANCE REQUIREMENTS FOR CONTRACTORS [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
H-2

EXHIBIT I
FORM OF GUARANTY OF LEASE GUARANTY [Omitted pursuant to Item 601(a)(5) of Regulation S-K]
I-4

EXHIBIT J
EXTERIOR SIGNAGE [Omitted pursuant to Item 601(a)(5) of Regulation S-K]